UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

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March 26, 2015
DEAR STOCKHOLDER:
On behalf of the Board of Directors, we are pleased to invite you to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Nuverra Environmental Solutions, Inc. (NYSE: NES) to be held on May 5, 2015 at 12:00 p.m., Eastern Daylight Time.
To be cost-effective, we are again holding a virtual Annual Meeting via the Internet. We are offering a live webcast of the Annual Meeting for our stockholders at www.virtualshareholdermeeting.com/NES2015 where you will be able to listen to the Annual Meeting, vote electronically, and submit questions to Mr. Mark D. Johnsrud, our Chairman and Chief Executive Officer.
In addition, we are pleased to take advantage of the United States Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery process will expedite stockholders’ receipt of proxy materials. This delivery process will also lower the costs and reduce the environmental impact of our Annual Meeting. On or about March 26, 2015, we will mail to our stockholders of record as of March 13, 2015 a Notice of Annual Meeting of Stockholders, as well as a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement, form of proxy card and Annual Report on Form 10-K for the year ended December 31, 2014. The Notice of Internet Availability of Proxy Materials also provides instructions on how to receive a paper copy of the proxy materials, including a proxy card, by mail and how to vote.
The matters to be acted upon are described in the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Proxy Materials and in the Proxy Statement. We encourage you to carefully read these materials, as well as the Annual Report on Form 10-K for the year ended December 31, 2014.
We urge you to participate in the Annual Meeting of Stockholders. Whether or not you plan to attend our live webcast of the Annual Meeting of Stockholders, your vote is very important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet, as described in the proxy materials, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the envelope provided. Instructions regarding all three methods of voting are provided in the Notice of Internet Availability of Proxy Materials and on the proxy card. If you do attend the live webcast, you will have the right to revoke your proxy and vote your shares at that time if you so desire. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.
Thank you for your ongoing support of and continued interest in Nuverra Environmental Solutions, Inc.

Sincerely,

Mark D. Johnsrud
Chairman and Chief Executive Officer
March 26, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date:	Time:	Place:
May 5, 2015	12:00 p.m. (EDT)	Via the Internet at www.virtualshareholdermeeting.com/NES2015

AGENDA:

1.
To (i) elect three Class II directors to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2018 or until their respective successors are elected and qualified, or their earlier death, resignation or removal, and (ii) elect one Class III director to hold office for a one-year term expiring at the annual meeting of stockholders to be held in 2016 or until his respective successor is elected and qualified, or until his earlier death, resignation or removal. The Board of Directors has nominated Mark D. Johnsrud, William M. Austin, and R. Dan Nelson for election as Class II directors at the meeting and J. Danforth Quayle for election as a Class III director at the meeting;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To hold an advisory vote to approve executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record date: You can vote if you were a stockholder of record on March 13, 2015

No later than ten days prior to the Annual Meeting, a complete list of our stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices located at 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254.

By Order of the Board of Directors,

Mark D. Johnsrud
Chairman and Chief Executive Officer March 26, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 5, 2015. Our proxy statement is attached. Our financial and other information is contained in our Annual Report on Form 10-K for the year ended December 31, 2014. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless specifically requested. This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014 are available at www.proxyvote.com. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how stockholders may request to receive proxy materials for future Annual Meeting materials in printed or email form.

CAST YOUR VOTE RIGHT AWAY
YOUR VOTE IS IMPORTANT: Whether you plan to attend our live webcast of the Annual Meeting or not, please vote your shares by the Internet, telephone or mail in order to ensure the presence of a quorum. If you attend the live webcast, you may choose to vote your shares at that time even if you have previously voted your shares. Any proxy may be revoked by the submission of a later dated proxy or a written notice of revocation before close of the Annual Meeting.

Even if you plan to attend our live webcast of the Annual Meeting, please read this Proxy Statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instructions accessible and follow the instructions. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

BY INTERNET USING	BY TELEPHONE	BY MAILING YOUR PROXY CARD
YOUR COMPUTER

Visit 24/7	Registered Owners dial	Cast your ballot,
www.proxyvote.com	toll-free 24/7	sign your proxy card
	1-800-690-6903	and send by free post

PROXY SUMMARY
To assist you in reviewing the proposals to be acted upon at the Annual Meeting, including the election of directors and the non-binding advisory vote to approve named executive officer compensation, we call your attention to the following information about our 2014 financial performance and key executive compensation actions and decisions. The following description is only a summary. For more complete information about these topics, please review our Annual Report on Form 10-K for the year ended December 31, 2014 and the complete Proxy Statement.

Proposals Which Require Your Vote

At our Annual Meeting, you will be asked to:

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Elect three Class II directors to hold office for a three-year term and one Class III director to hold office for a one-year term	Page 4	FOR each Director Nominee
The three nominees for Class II director receiving the highest number of votes will be elected Class II directors, and the one nominee for Class III director receiving the highest number of votes will be elected a Class III director.

PROPOSAL 2	Ratify the appointment of KPMG LLP as our independent registered public accounting firm	Page 13	FOR
Our Bylaws state that each of the items brought before the stockholders at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting.

PROPOSAL 3	Hold an advisory vote to approve executive compensation	Page 15	FOR

About Nuverra Environmental Solutions, Inc.

Nuverra Environmental Solutions, Inc. (“Nuverra” or the “Company”) is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers focused on the development and ongoing production of oil and natural gas from shale formations. Nuverra provides one-stop, total environmental solutions, including delivery, collection, treatment, recycling, and disposal of water, wastewater, waste fluids, hydrocarbons, and restricted solids that are part of the drilling, completion, and ongoing production of shale oil and natural gas. Nuverra supports its customers’ demand for diverse, comprehensive and regulatory compliant environmental solutions required for the safe and efficient drilling, completion and production of oil and natural gas from shale formations. We have more than 2,400 employees and operate in locations across the United States. Nuverra’s website is www.nuverra.com.
At December 31, 2014, Nuverra had total revenue of approximately $536 million and consolidated assets of approximately $871.5 million. At March 13, 2015, Nuverra had total consolidated stockholders’ equity of approximately $81.5 million.
Nuverra is a Delaware corporation. Nuverra’s principal executive offices are located at 14624 N. Scottsdale Road, Suite 300, Scottsdale, Arizona 85254.

Proxy Summary1

Compensation Highlights

The Compensation Committee took the following actions to improve and maintain the rigor of our executive compensation program:

•	Extensively reviewed external executive compensation trends.

•
Fiscal 2014 was the first year of the Senior Executive Incentive Plan (SEIP), a short-term annual incentive plan, which provides a cash annual incentive award opportunity tied heavily to achievement of specific, predetermined financial performance goals and management objectives.

•
In December 2014, the Compensation Committee approved an annual grant of performance-based restricted stock units and time-based stock options which were granted to executive officers in January 2015. Tying the restricted stock units to the achievement of financial objectives aligns our executives with stockholders’ interests.

For additional information, see the Compensation Discussion and Analysis in this Proxy Statement beginning on page 25.

Named Executive Officer	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Current Officers
Mark D. Johnsrud	702,692		—	—	37,113	739,805
Joseph M. Crabb (1)	289,231	88,000 (2)	105,495	67,628	17,683	568,037
Former Officers
Richard J. Heckmann	304,231		—	—	404,427	708,658
Jay C. Parkinson	451,731		1,164,750	—	28,659	1,645,140
W. Christopher Chisholm	301,154		232,764	—	18,133	552,051

(1)	Employment commenced April 18, 2014.

(2)	Approved for payment following the closing of the pending divestiture of the Company’s Thermo Fluids Inc. subsidiary (the “TFI Divestiture”).

Response to Advisory Vote and Stockholder Feedback

Approximately 97% of the votes cast at the 2014 annual meeting of stockholders on the non-binding advisory vote on our named executive officer compensation were voted in support of our executive compensation program. Consistent with its strong commitment to engagement, communication, and transparency, the Committee continues to regularly review our executive compensation program to ensure alignment between the interests of our senior executives and stockholders, and made modifications as discussed in more detail in this Compensation Discussion and Analysis.

Corporate Governance Highlights

Nuverra has a longstanding commitment of providing effective governance of Nuverra’s business and affairs for the benefit of stockholders. The Board of Director’s (the “Board’s”) Nominating and Corporate Governance Committee periodically reviews our Corporate Governance Principles to maintain effective and appropriate standards of corporate governance.
Board Leadership Structure
Our Board leadership structure currently consists of a Chairman, who also serves as our Chief Executive Officer, an independent Vice Chairman, a Lead Independent Director, and independent Committee chairs. The Board is presently composed of eight (8) directors, seven (7) of whom are independent.
The Board believes that Nuverra is currently best served in combining the Chairman and Chief Executive Officer positions, complemented by independent, strong and effective directors serving as Vice Chairman and Lead Independent Director.

Lead Independent Director
Alfred E. Osborne, Jr. serves as Nuverra’s Lead Independent Director. Both the Board and management believe that strong, independent Board leadership is a critical aspect of effective corporate governance.
Lead Independent Director responsibilities include, but are not limited to:

Proxy Summary2

•
Ensuring that Company management timely provides the information necessary to permit the Board to effectively and responsibly perform its duties, and to make requests for specific information at the Lead Independent Director’s discretion;

•	Recommending and facilitating the retention of consultants who report directly to the Board as the Lead Independent Director deems necessary and appropriate;

•	Assisting the Board in overseeing management’s implementation of any corporate governance or management reforms the Board adopted; and

•	Communicating regularly with our Chairman on a variety of issues including business strategy and succession planning.
Strong Board Committees
The three (3) standing committees established by the Board meet on a regular basis and operate under written charters approved by the Board. Each committee performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its duties as proscribed by its charter. All members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent as defined by applicable New York Stock Exchange (“NYSE”) listing standards and United States Securities and Exchange Commission (“SEC”) rules.
Board Risk Oversight
Our Board has oversight for risk management with a focus on the most significant enterprise risks facing the company, including strategic, reputation, liquidity, market, operational, financial, legal, and compliance risks.
Continuing Education
Nuverra’s Corporate Governance Guidelines encourage all directors to receive continuing education in order to maintain the necessary level of expertise to perform his or her responsibilities as a director.
Board Meetings
Nuverra’s Corporate Governance Guidelines require four regularly scheduled meetings of the Board each year, and at least one regularly scheduled meeting of the Board shall be held quarterly. The Non-management directors of the Company shall meet in executive session without management at every regularly scheduled Board meeting.
Related Party Transactions
Pursuant to the Company’s policy on Related Party Transactions, any transaction in excess of $120,000 between the Company and any director, executive officer, beneficial owner of 5% or more of the Company’s voting stock or any immediate family member of the foregoing, or any transaction required to be disclosed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or reviewed pursuant to the listing standards of the NYSE shall be deemed a Related Party Transaction. Any Related Party Transaction shall be consummated or continue only if: (a) the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth herein and if the transaction is on terms comparable to or no less favorable than those that could be obtained in arm's-length dealings with an unrelated third party under the same or similar circumstances; (b) the transaction is approved by the disinterested members of the Board and if the transaction is on terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party under the same or similar circumstances; or (c) the transaction involves compensation approved by the Compensation Committee.

Proxy Summary3

Good Governance Practices

•    Of the Board’s eight current Directors, seven are independent, including the Lead Independent Director and the Vice Chairman.
•    Our Board reflects a range of talents, ages, skills, and expertise.
•    The Board held six meetings in 2014; the Board’s committees held fifteen meetings in 2014.
•    Seven of the eight Directors attended 100% of the meetings of the Board and 100% of the meetings held by all Board committees on which such person served; no director attended less than 75% of the meetings of the Board and 75% of the meetings held by all Board committees on which such person served.
•    The Board has three standing committees to assist it in carrying out its work: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees operates under a written charter approved by the Board.
•    The Board has adopted comprehensive Corporate Governance Guidelines to guide its oversight and independent governance leadership.
•    The Board conducts an annual self-evaluation and each committee conducts an annual self-evaluation.
•    An annual evaluation of the Chief Executive Officer is conducted by the Board.
•    We maintain an Insider Trading Policy.
•    The Board reviews management talent and succession at least annually.
•    We have specific policies and practices to align executive compensation with long-term stockholder interests; these policies and practices are routinely reviewed by the Compensation Committee in conjunction with an independent compensation consultant.
•    No immediate family relationship exists between any of our directors or executive officers and any of our other directors or executive officers.

Stockholder Actions
Election of Directors (Item 1)
You will find important information about the qualifications and experience of each of the director nominees whom you are being asked to elect beginning on page 4 of this Proxy Statement. The Nominating and Corporate Governance Committee performs an annual assessment to see that Nuverra’s directors have the skills and experience to effectively oversee the Company. All of our directors have proven leadership ability, sound judgment, integrity and a commitment to the success of our Company.
Director Nominees for Class II

Name	Position with our Company	Age	Director Since
Mark D. Johnsrud	Chairman and Chief Executive Officer	56	2012
William M. Austin	Director	68	2014
R. Dan Nelson	Director	65	2013

Director Nominees for Class III

Name	Position with our Company	Age	Director Since
J. Danforth Quayle	Director	68	2007

Proxy Summary4

Ratification of the Appointment of the Independent Registered Public Accounting Firm (Item 2)
The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm (independent auditor) for 2015. While we are not required to have stockholders ratify the selection of KPMG as the Company’s independent auditor, we are doing so because we believe it is good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain KPMG as the Company’s independent auditor. Below is summary information about KPMG’s fees for services provided in fiscal years 2014 and 2013.

Fee Category	KPMG LLP 2014		KPMG LLP 2013
Audit Fees	$2,176,000	(1)	$1,328,930
Audit Related Fees	$82,000		$294,613
Tax Fees	$40,000		$250,000
All Other Fees	$—		$—
Total Fees	$2,298,000		$1,873,543

(1)	Includes approximately $1.0 million of audit fees related to the Thermo
Fluids Inc. (“TFI”) stand-alone audits performed in connection with the TFI Divestiture.

Advisory Vote to Approve Named Executive Officer Compensation (Item 3)
Stockholders are being asked to cast a non-binding, advisory (“Say on Pay”) vote on our named executive officer compensation. Last year, approximately 97% of the votes cast by our stockholders on this proposal supported our executive compensation program.
Consistent with the recommendation of the Board and the preference of our stockholders, we have decided to hold an annual “Say on Pay” vote. In evaluating this year’s Say on Pay proposal, we recommend that you carefully review the Compensation Discussion and Analysis, which explains how and why the Compensation Committee arrived at its executive compensation actions and decisions for 2014.

Submission of Stockholder Proposals or Nominations for 2016 Annual Meeting of Stockholders

Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2016 annual meeting of stockholders must be received at our principal executive offices not later than November 27, 2015, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.
Our Second Amended and Restated Bylaws (“Bylaws”) require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2016 annual meeting, must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Bylaws must be received no earlier than the close of business on January 6, 2016 and no later than the close of business on February 5, 2016.

Proxy Summary5

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ii

VOTING AND MEETING INFORMATION

VOTING AND MEETING INFORMATION

Questions and Answers about the Annual Meeting and Voting

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Nuverra Environmental Solutions, Inc. (“we”, “our”, “us” or the “Company”), a Delaware corporation, for use at its annual meeting of stockholders to be held on May 5, 2015 (the “Annual Meeting”) via live webcast on the Internet at www.virtualshareholdermeeting.com/NES2015, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and as described below. We first made this proxy statement (“Proxy Statement”) and the attached proxy card available to stockholders on or about March 26, 2015. You are cordially invited to attend the live webcast of the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
What is the purpose of the annual meeting?

At our Annual Meeting, you will be asked to:

		More Information	Board Recommendation
PROPOSAL 1	Elect three Class II directors to hold office for a three-year term and elect one Class III director to hold office for a one-year term	Page 4	FOR each Director Nominee
PROPOSAL 2	Ratify the appointment of KPMG LLP as our independent registered public accounting firm	Page 13	FOR
PROPOSAL 3	Hold an advisory vote to approve executive compensation	Page 15	FOR

How does the Board recommend that I vote?

Our Board recommends that you vote your shares FOR: (i) each nominee for election to the Board; (ii) the ratification of the appointment of our independent registered public accounting firm for the 2015 fiscal year; and (iii) the advisory vote to approve executive compensation.
Who is entitled to vote?

Only stockholders of record as of the close of business on March 13, 2015 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of that date, we had 27,912,221 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by such stockholder. Our Second Amended and Restated Bylaws (“Bylaws”) provide that a majority of the outstanding shares of our common stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.
What vote is required for each of the proposals?

If a quorum is present, the votes required for the proposals to be considered at the Annual Meeting and the treatment of abstentions and broker non-votes in respect of such proposals are as follows:
Proposal 1: The three nominees for Class II director receiving the highest number of votes will be elected Class II directors, and the one nominee for Class III director receiving the highest number of votes will be elected a Class III director. Abstentions and broker non-votes will not have any effect on the election of directors. Note that if your shares are held by a broker or nominee, such broker or nominee will not have authority to vote your shares in the election of directors unless you provide instructions to him or her regarding how you would like your shares to be voted. Stockholders are not permitted to cumulate their shares for purposes of electing directors.

VOTING AND MEETING INFORMATION

Proposals 2 & 3: Our Bylaws state that each of the items brought before the stockholders at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting. Notwithstanding the vote required by our Bylaws, Proposal 2 (ratification of the selection of our independent registered public accounting firm) and Proposal 3 (an advisory vote to approve executive compensation), are advisory only and are not binding on us. Our Board will consider the outcome of the votes on Proposals 2 and 3 in considering what action, if any, should be taken in response to the advisory vote by stockholders. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of the vote on these proposals. Note that if your shares are held by a broker or nominee, such broker or nominee may exercise his or her discretion to vote your shares for Proposal 2 (ratification of the selection of our independent registered public accounting firm) but will not have authority to vote your shares on Proposal 3 (an advisory vote to approve executive compensation) unless you provide instructions to him or her regarding how you would like your shares to be voted.
How will proxies be solicited?

We will bear the expense of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we will reimburse these brokers and nominees for their reasonable expenses incurred in so doing.
How may I obtain Proxy Materials for the Annual Meeting of Stockholders?

Our financial and other information is contained in our Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”). If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the Proxy Materials unless specifically requested. This Proxy Statement and our Annual Report are available at www.proxyvote.com. If you received a Notice of Internet Availability of proxy materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how stockholders may request to receive proxy materials for future Annual Meeting materials in printed or email form.
Stockholders also may request a free copy of our Proxy Statement and/or Annual Report by writing to: Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, Attention: Corporate Secretary. Alternatively, stockholders can access the Annual Report on our website at www.nuverra.com. We will also furnish any exhibit to the 2014 Form 10-K if specifically requested.

How do I vote?

All shares of our common stock represented by properly executed proxies received before or at the Annual Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a proxy, the shares represented by such proxy will be voted as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Corporate Secretary of the Company a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the live webcast of the Annual Meeting and voting his or her shares at that time. Attendance at the live webcast of the Annual Meeting will not, in and of itself, constitute revocation of a proxy.
Stockholders whose shares are registered in their own names may vote (1) by returning a proxy card (if they have received one), (2) via the Internet, or (3) by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth in the Notice of Internet Availability of Proxy Materials and on the proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholder to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet or telephone, please complete, sign and return a proxy card (if you have received one). The Notice of Internet Availability of Proxy Materials provides instructions on how stockholders may request printed proxy materials (including a proxy card).
What if I hold shares indirectly?

If you hold shares in a stock brokerage account, or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote. If you do not direct your broker how to vote, your broker is permitted to vote your shares on the appointment of the independent registered public accounting firm, even if you do not furnish voting instructions. However, your broker will not be able to vote on other matters.
If your shares are held in “street name,” your broker or other nominee may have procedures that will permit you to vote by telephone or electronically through the Internet.
How do I participate in the electronic meeting?

In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/NES2015, click on the “Investors” section and then the “Annual Meeting Webcast” link at least 15 minutes prior to the start of the 12:00 p.m. Eastern Daylight Time meeting to provide time to register and download the required audio software, if needed. All stockholders will need to register by entering your name and, if you would like to ask a question during the question and answer session following the

VOTING AND MEETING INFORMATION

Annual Meeting presentation, you will also need to enter the control number received with your Notice of Internet Availability of Proxy Materials or, if you requested a paper copy, the proxy card. Questions that would be appropriate to raise in person and that relate to the purpose of the Annual Meeting will be accepted during the Annual Meeting. To submit questions, please access the Annual Meeting webcast and select “Ask a Question.”
The webcast replay will be available at www.virtualshareholdermeeting.com/NES2015 until December 31, 2015.
How will voting on any other business be conducted?

We currently do not know of any business to be considered at the Annual Meeting other than the three proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your signed proxy form gives authority to the named proxies to vote your shares on such matters, including any adjournment or postponement of the Annual Meeting, in their discretion.
Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published within four business days via a Form 8-K current event filing following the conclusion of the Annual Meeting.

VOTING AND MEETING INFORMATION

PROPOSAL 1
ELECTION OF DIRECTORS
(ITEM 1 ON PROXY CARD)
Background
We have a classified Board currently consisting of eight members, all but one of whom are non-employee directors, divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year staggered terms that expire in successive years. Our Class II directors’ terms expire this year. Accordingly, we are holding an election for our Class II directors at the Annual Meeting, with each Class II director elected to serve a three-year term. We are also holding an election for one Class III director at the Annual Meeting, with the Class III director elected to serve a one-year term. The purpose of the Class III director election is to, in accordance with our Bylaws, move a former Class II director to Class III in order to achieve director classes of more equal sizes.
The Board has nominated Mark D. Johnsrud, William M. Austin, and R. Dan Nelson for election as Class II directors for three-year terms expiring at the annual meeting of stockholders to be held in 2018 or until their successors are elected and qualified, or their earlier death, resignation or removal. The Board has nominated J. Danforth Quayle for election as a Class III director for a one-year term expiring at the annual meeting of stockholders to be held in 2016 or until his successor is elected and qualified, or his earlier death, resignation or removal. If the nominees decline to serve or become unavailable for any reason, or if any additional vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board may designate. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.
Vote Required and Board Recommendation
If a quorum is present, the three nominees for Class II director receiving the highest number of votes will be elected as Class II directors, and the one nominee for Class III director receiving the highest number of votes will be elected as a Class III director. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum, but will have no effect on the result of the vote. Biographical information, including the principal occupation of and other directorships held by each director for at least the past five years as well as the specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of the Board is provided below with respect to the Class II nominees and the Class III nominees, as well as the Class I and Class III directors whose terms of office will continue after the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES NAMED ABOVE.

VOTING AND MEETING INFORMATION

Nominees for Election as Director for a Term Expiring in
2018—Class II Directors

MARK D. JOHNSRUD Chairman and Chief Executive Officer Age 56

Career and Education Highlights:
supporting the agribusiness and food sectors. Mr. Johnsrud also served as Senior Vice President and Head of the U.S. Agribusiness Finance Group at Banque National de Paris, and as a Managing Director and Senior Vice President of the Food and Agribusiness Group at Bank of America. Mr. Johnsrud is currently a member of the Board of Directors and the Executive Committee of the North Dakota Petroleum Counsel, an industry association representing its member companies involved in all aspects of the oil and gas industry in North Dakota, South Dakota, and the Rocky Mountain region. Mr. Johnsrud holds a Masters of Science degree in economics from Texas A&M University and a Bachelor of Science Degree from North Dakota State University.

Mark D. Johnsrud has served as Chief Executive Officer since November 2012, Vice Chairman of the Board from November 2012 to May 2014, and Chairman of the Board since May 2014. Mr. Johnsrud previously served as Chief Executive Officer of Power Fuels, a leading environmental services company in the Bakken Shale area in North Dakota, of which he was the sole owner prior to the merger of Power Fuels with and into a subsidiary of the Company. Under Mr. Johnsrud’s leadership, Power Fuels saw significant growth from 2005 until the merger in November 2012. Prior to acquiring Power Fuels, Mr. Johnsrud previously served as a Managing Director at Acala Partners Inc., a full-service investment bank focusing on

DIRECTOR QUALIFICATIONS:

We believe that Mr. Johnsrud’s significant experience within the environmental services sector, particularly his highly successful execution of a growth strategy for water usage, disposal, transportation and treatment business focusing on the needs of unconventional oil and gas drilling operations, and his background in banking, corporate finance and strategic planning provide the Board with valuable perspective and practical experience as the Company executes its operating plans and continues to enhance its environmental services offerings. As the former Chief Executive Officer of Power Fuels, Mr. Johnsrud brings to the Board executive leadership, which provides further insight to the Board as it reviews the Company’s operating, strategic and financial plans.

VOTING AND MEETING INFORMATION

WILLIAM M. AUSTIN Independent Director Age 68

Career and Education Highlights:
 services company, from November 2004 until April 2013. From June 2009 to April 2010, he served as Senior Vice President and CFO of Valerus Compression Services, L.P., a natural gas services, production and processing company. Prior to his work with natural gas service companies, Mr. Austin was Senior Vice President and CFO of Key Energy Services, a publicly traded oilfield services firm, from January 2005 to February 2009. Earlier in his career, Mr. Austin was a Managing Director of Banker’s Trust Co., serving in the Leveraged Buyout group and head of the Energy Group in Houston, Texas for ten years. Mr. Austin holds a Bachelor of Science degree in electrical engineering from Brown University, a Master of Science degree from Stevens Institute of Technology and a Master of Business Administration from Columbia University.

William M. Austin has served as a director since November 2014. He currently serves on the Company’s Audit Committee. Mr. Austin is currently the President of Austin Lee Ventures LTD, a Houston, Texas-based investment company and a director of Ranger Holdings, a Houston, Texas-based oilfield services company. He is a former member of the board of directors of Express Energy LLP, a Houston, Texas-based oilfield services company, which was sold in November 2014. Mr. Austin served as Executive Vice President and Chief Financial Officer of Exterran Holdings from December 2011 until April 2014, and he also served as Senior Vice President and Director of Exterran GP, LLC from April 2012 until April 2014. Mr. Austin also served as a member of the board of directors of IROC Energy Services, a Canadian oilfield

DIRECTOR QUALIFICATIONS:

We believe that Mr. Austin’s over 30 years of experience as a senior financial executive in the energy industry provides the Board with valuable perspective and expertise relevant to the Company’s business. Mr. Austin’s senior financial management positions with other public and private environmental and energy companies makes him experienced in financial accounting and SEC compliance issues and brings to the Board and Audit Committee the insight of a business leader who has evaluated operational and business issues similar to those facing the Company. We believe Mr. Austin also brings a deep understanding of energy markets and trends impacting businesses operating in this sector, which provides a valuable strategic perspective to the Board.

VOTING AND MEETING INFORMATION

R. DAN NELSON Independent Director Age 65

Career and Education Highlights:
These positions included a number of strategic roles focused on Mobil’s Middle East operations, Coordination Manager for Mobil’s business operations with the Arabian-American Oil Company; Manager, Middle East region, Mobil Corporation; Planning and Analysis Manager for the supply and trading organization in Mobil’s global headquarters and Venture Manager for the company’s liquefied natural gas projects. Following the ExxonMobil merger, Mr. Nelson was appointed Chairman and Chief Executive Officer of ExxonMobil Saudi Arabia Inc.

R. Dan Nelson has served as a director since November 2013. He currently serves on the Company’s Compensation Committee and Nominating and Corporate Governance Committee. Prior to joining the Board, Mr. Nelson spent 32 years at ExxonMobil. During his 32-year career with ExxonMobil, Mr. Nelson served as Vice President of the company’s Washington, D.C. office and as Vice President and Officer of the corporation. He held a variety of other senior positions with ExxonMobil in the United States, the United Kingdom and Saudi Arabia.

DIRECTOR QUALIFICATIONS:

We believe that Mr. Nelson’s extensive experience in, and knowledge of, the energy industry provides the Board with valuable insight into strategic and operational issues impacting the Company and its shale exploration and production customers. In addition, Mr. Nelson’s 32 year career with ExxonMobil provides him with extensive leadership and business management experience that are highly valuable to the Board in exercising its management and oversight responsibilities. We believe Mr. Nelson also brings a deep understanding of global energy markets and trends impacting businesses operating in this sector, including the Company and its customers and competitors, which provides a valuable strategic perspective to the Board.

VOTING AND MEETING INFORMATION

Nominee for Election as Director for a Term Expiring in
2016—Class III Director

J. DANFORTH QUAYLE Independent Director Age 68

Career and Education Highlights:
Vice President, President George H.W. Bush named Mr. Quayle to head the Council of Competitiveness, which worked to ensure America’s international competitiveness in the 21st century. During his Vice Presidency, Mr. Quayle made official visits to 47 countries and chaired the National Space Council. Since leaving public office in 1993, Mr. Quayle has established and sold an insurance business in Indiana. For two years he was a distinguished visiting professor of international studies at Thunderbird, The American Graduate School of International Management in Phoenix, Arizona. Mr. Quayle has served on many public and private companies’ boards during the past 20 years, including board and committee service with USFilter and K2.

J. Danforth Quayle has served as a director since May 2007. He currently serves as Chair of the Company’s Compensation Committee and on the Company’s Nominating and Corporate Governance Committee. Mr. Quayle is the Chairman of Cerberus Global Investments, a position he has held since 1999, when he joined Cerberus Capital Management, one of the world’s leading private investment firms with over $27 billion in committed capital. As chairman of Cerberus Global Investments, Mr. Quayle has been actively involved in new business sourcing and marketing in North America, Asia and Europe. Prior to joining Cerberus, Mr. Quayle served as a Congressman and Senator from the State of Indiana and as the 44th Vice President of the United States. During his tenure as

DIRECTOR QUALIFICATIONS:

We believe that Mr. Quayle’s broad experience, including government service, provides the Board with unique leadership experience and insight into management of oversight responsibilities. His position as Chairman of Cerberus Global Investments also makes Mr. Quayle well-suited to advise the Board on its operations and corporate finance matters. In addition, Mr. Quayle’s long-time service on public and private companies’ boards of directors provides him with a deep understanding of issues facing public companies such as ours, including corporate governance and corporate compliance matters.

VOTING AND MEETING INFORMATION

Directors Whose Term of Office Expires in
2016—Class III Directors

DR. ALFRED E. OSBORNE, JR. Independent Director Age 70

Career and Education Highlights:
 Kaiser Aluminum, Inc. (NASDAQ: KALU), a fabricated aluminum products manufacturing company, where he is Lead Director, a member of the audit committee and chair of the corporate governance committee, and Wedbush, Inc., a financial services and investment firm. Dr. Osborne also serves as a director of First Pacific Advisors family of seven funds: FPA Capital, Crescent, International Value, New Income, Paramount, Perennial and Source Capital. Dr. Osborne has served on many public and private company boards during the past 30 years, including service on audit and governance committees.

Dr. Alfred E. Osborne, Jr. has served as a director since May 2007. He is currently the Lead Independent Director and Chair of the Company’s Audit Committee. Dr. Osborne is the Senior Associate Dean at the UCLA Anderson School of Management, a position he assumed in July 2003. He has been employed as a professor at UCLA since 1972 and has served the school in various capacities over the years. Currently, he also serves as the faculty director of the Harold Price Center for Entrepreneurial Studies at UCLA, a position he has held since July 2003. Dr. Osborne is a member of the board of directors of

DIRECTOR QUALIFICATIONS:

We believe that Dr. Osborne’s background as an educator in the fields of business management, corporate governance and entrepreneurial studies at UCLA makes him well positioned to help the Board understand and address complex organizational, financial and managerial issues facing the Company and our customers. In addition, his service on the board of directors of financial companies provides him with an understanding of financial and accounting issues which makes him a valuable resource to our Board and the Audit Committee. His long-time service on audit and governance committees on the boards of many public and private companies brings to the Board extensive experience with audit matters and governance issues.

VOTING AND MEETING INFORMATION

TOD C. HOLMES Independent Director Age 66

Career and Education Highlights:
 of Republic Services in 1998, he served as Vice President of Finance for the Solid Waste Group of Republic Industries (now AutoNation).
Prior to joining Republic Industries, Mr. Holmes held management and executive-level positions with numerous companies, including Browning Ferris Industries, Inc., Compagnie Generale de Geophysique, and KPMG. Mr. Holmes holds a Bachelor of Science degree in Economics and a Masters of Business Administration degree, with an emphasis in Finance and Accounting, from the University of Denver.

Tod C. Holmes has served as a director since August 2014. He currently serves on the Company’s Audit Committee. Prior to joining the Board, Mr. Holmes served as Executive Vice President and Chief Financial Officer of Republic Services, Inc. (NYSE: RSG) (“Republic Services”) from 2008 until 2013 and, prior thereto, as Senior Vice President and Chief Financial Officer of Republic Services since 1998. Republic Services is a Fortune 300 company focused on environmental services, including the collection, recycling, processing, and disposal of solid waste in the United States. Prior to Mr. Holmes being named Senior Vice President and Chief Financial Officer

DIRECTOR QUALIFICATIONS:

We believe that Mr. Holmes’ background as a former Chief Financial Officer of an environmental services company provides the Board with keen insight into matters relating to strategic planning, financial reporting and financial management with respect to the Company’s business operations. Mr. Holmes also has a strong background in corporate governance matters, which provides valuable perspective and experience to the Board. Mr. Holmes’ financial background and broad experience in senior financial management positions makes him a valuable resource to the Board and the Audit Committee.

VOTING AND MEETING INFORMATION

Directors Whose Term of Office Expires in
2017—Class I Directors

EDWARD A. BARKETT Independent Director Age 48

Career and Education Highlights:
 development, construction, leasing, and financing throughout the United States. Mr. Barkett is also a member of the board of directors of Bashas’, Inc., the largest grocery store chain in the State of Arizona, and a member of the board of directors of the San Joaquin Partnership, a public/private economic development corporation dedicated to job creation in San Joaquin County, California.

Edward A. Barkett has served as a director since February 2009. He currently serves on the Company’s Audit Committee. Mr. Barkett is the Founder and currently serves as the President of Atlas Properties, Inc., a real estate development and management firm, a position he has held since 1993. For nearly 20 years, Mr. Barkett has been actively involved in building and managing businesses, and in real estate investing,

DIRECTOR QUALIFICATIONS:

We believe that Mr. Barkett’s background in actively building and managing businesses provides the Board with valuable expertise relevant to the management of the Company’s business operations. Mr. Barkett has extensive experience in corporate finance and lending transactions, and has also gained valuable experience as a member of the Company’s Audit Committee for several years. In addition, Mr. Barkett’s service on other boards of directors provides him with experience that is valuable to the Board in exercising its governance and oversight responsibilities.

VOTING AND MEETING INFORMATION

ROBERT B. SIMONDS, JR. Independent Director Age 52

Career and Education Highlights:
 he represented the city of Los Angeles from 2004 to 2006. MWD’s Blue Ribbon Committee makes recommendations for new business models and strategies to position MWD to meet the region’s water-related needs for the future. He was recently appointed to the National Academy of Sciences Board of Water Science and Technology (“BWST”). Mr. Simonds is also the Chairman and Chief Executive Officer of STX Entertainment and a seasoned producer of over 30 major motion pictures that have generated in excess of $6 billion in worldwide revenue.

Robert B. Simonds, Jr. has served as a director since May 2010 and as Vice Chairman since October 2010. He currently serves on the Company’s Compensation Committee and as Chair of the Nominating and Corporate Governance Committee. Mr. Simonds is a longtime advocate for water rights and policy issues and his family owns and controls water rights in Arizona. He was the immediate past Chairman of the Blue Ribbon Committee of the Metropolitan Water District of Southern California (“MWD”), the world’s largest water wholesaler, where

DIRECTOR QUALIFICATIONS:

We believe Mr. Simonds brings extensive experience and knowledge in water rights and policy issues that are critical to the Company’s domestic operations focusing on building companies in the environmental solutions sector, and particularly relating to the Company’s water usage, disposal, transportation and treatment business. In addition, Mr. Simonds’ involvement with MWD and BWST provides the Board with insight on the operations and strategic direction of companies in the water sector. Mr. Simonds is also deeply experienced in corporate finance and capital raising transactions, and this experience provides a valuable strategic and operational perspective to the Board.

VOTING AND MEETING INFORMATION

Proposal 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
(ITEM 2 ON PROXY CARD)
We are asking the stockholders to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2015. KPMG is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. KPMG representatives are expected to attend the Annual Meeting via conference call. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.
The affirmative vote of a majority of the shares of common stock present, in person or by proxy, entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2015. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of this Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES
The following is a summary of the independent registered public accounting fees billed to us for professional services rendered by our current auditor KPMG for the fiscal years ended December 31, 2014 and 2013:

Fee Category	KPMG LLP 2014		KPMG LLP 2013
Audit Fees	$2,176,000	(1)	$1,328,930
Audit Related Fees	$82,000		$294,613
Tax Fees	$40,000		$250,000
All Other Fees	$—		—
Total Fees	$2,298,000		$1,873,543

(1)	Includes approximately $1.0 million of audit fees related to the
TFI stand-alone audits performed in connection with the TFI Divestiture.

Audit Fees

These consist of fees billed for each of 2014 and 2013 for professional services rendered by KPMG for the audits of our annual consolidated financial statements, the audit of internal controls over financial reporting, and the review of consolidated financial statements included in our quarterly reports on Form 10-Q.
Audit-Related Fees

Audit-related fees consist of fees for professional services rendered by KPMG that are reasonably related to the performance of the audit or review of our consolidated financial statements and internal controls over financial reporting that are not reported in “Audit Fees.”
Tax Fees

These are fees billed for 2014 and 2013 for professional services rendered by KPMG with respect to tax compliance, tax advice and tax planning.

VOTING AND MEETING INFORMATION

All Other Fees

These are fees for professional services rendered by KPMG for professional services that are not audit fees, audit-related fees, or tax fees. There were no fees rendered by KPMG in 2014 or 2013 that meet the above category description.
Pre-Approval of Audit and Non-Audit Services

The Audit Committee has, by resolution, adopted policies and procedures regarding the pre-approval of the performance by the independent registered public accounting firm of audit and non-audit services. The independent registered public accounting firm may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. All services described above were pre-approved by the Audit Committee in accordance with this policy. Our Audit Committee has reviewed all of the fees described above, and believes that such fees are compatible with maintaining the independence of KPMG.

VOTING AND MEETING INFORMATION

PROPOSAL 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(ITEM 3 ON PROXY CARD)
In accordance with requirements of Section 14A of the United Stated Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related rules of the United States Securities and Exchange Commission (“SEC”), we are providing our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the Compensation Discussion and Analysis, compensation tables and narratives accompanying those tables).
Our executive compensation programs are designed and regularly reviewed by the Compensation Committee, which consists entirely of independent directors. As described more fully under “Compensation Philosophy and Objectives” in the Compensation Discussion and Analysis later in this Proxy Statement, our executive compensation programs are designed to achieve the following objectives:

•	provide a competitive total compensation package sufficient to attract, motivate and retain high caliber executives who will deliver business results that support long-term stockholder value;

•	support and recognize attainment of our tactical and strategic goals;

•
maintain an appropriate balance between fixed and variable compensation, and between long-term and short-term incentives, with recognition of our senior executives’ responsibility for the Company’s overall performance; and

•	ensure internal alignment of executive activities and actions with Company financial and operating objectives, without undue risk.
The features of our executive compensation programs are described in the Compensation Discussion and Analysis, and include the following highlights which we believe reinforce stockholder interests:

•	our Chairman and Chief Executive Officer is our largest stockholder, which significantly aligns his interests with our other stockholders’ interests;

•
a portion of executive compensation has historically been awarded in the form of long-term equity incentives that have multi-year vesting periods and we have continued this practice as new executives are hired;

•	no named executive officer’s annual cash bonus target is greater than 55% of his base salary;

•	our Chairman and Chief Executive Officer has an employment agreement that we believe provides market-competitive severance benefits and protections; and

•
the Company’s mix of long-term equity awards, short-term annual incentive opportunities and oversight of compensation programs is designed to mitigate risk by emphasizing a long-term focus on compensation and financial performance.

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, entitled to vote at the Annual Meeting is required to approve Proposal No. 3. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of this Proposal.
As an advisory vote, this Proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders in their vote on this Proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD RECOMMENDS A VOTE FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS
Background

We believe that effective corporate governance is critical to our long-term success and ability to create value for our stockholders. In connection with our initial public offering, or “IPO”, our listing on the American Stock Exchange in November 2007 and our subsequent listing on the New York Stock Exchange (“NYSE”) in May 2008, the Board reviewed, and from time to time as appropriate, the Board continues to review, our corporate governance policies and practices, as well as related provisions of the Sarbanes-Oxley Act of 2002, current and proposed rules of the SEC, and the corporate governance requirements of the NYSE. Based upon its review, the Board has approved charters, policies, procedures and controls that we believe promote and enhance corporate governance, accountability and responsibility with respect to the Company, its management and employees, and a culture of honesty and integrity. Our corporate governance guidelines, code of business conduct and ethics, and the charters for each of our Board committees are available in the “Governance” section of our website at www.nuverra.com and are available free of charge upon request addressed to Corporate Secretary, Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254.
Director Independence

We currently have eight directors on our Board. The rules of the NYSE require listed companies to have a board of directors with at least a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Each member of the Board must meet certain mandatory qualifications for membership on the Board, and the Board as a whole must meet the minimum independence requirements imposed by the NYSE or any other exchange or market on which our common stock is listed and any other laws and regulations applicable to us. Each member of the Board is required to promptly advise the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee of any matters which, at any time, may affect such member’s qualifications for membership under the criteria imposed by any applicable exchange or market, any other laws and regulations or these guidelines, including, but not limited to, such member’s independence.
The Board has affirmatively determined that seven of our eight Board members, Messrs. Austin, Barkett, Holmes, Nelson, Osborne, Quayle, and Simonds, are independent both under current NYSE rules governing independence and SEC standards. In reaching its determination, the Board reviewed the corporate governance rules of the NYSE, the Company’s corporate governance policies and the individual circumstances of each director and determined that each of the directors identified as independent satisfied each standard.

Executive Sessions

NYSE rules require the Company’s non-management directors to meet at regularly scheduled executive sessions without management present. Our Corporate Governance Guidelines, which are discussed more fully below under “Corporate Governance Guidelines,” provide that our non-management directors will meet in executive session without management directors or management present at every regular scheduled Board meeting. We adopted our Corporate Governance Guidelines in connection with the listing of our common stock on the NYSE, which occurred on May 23, 2008, and amended our Corporate Governance Guidelines on November 4, 2014. Our non-management directors held four executive sessions during 2014. The Lead Independent Director presided over each meeting. In addition, our Audit Committee charter requires that the members of the Audit Committee meet with our independent auditors in executive session. The members of the Audit Committee held four executive sessions with our independent auditors during 2014.
Committees and Meeting Attendance

The Board has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these Board committees operates under a written charter adopted by the Board. The Board committee charters are available in the “Governance” area of our website at www.nuverera.com. The Compensation Committee and Nominating and Corporate Governance Committee each consist of three members, and the Audit Committee consists of four members. No Board committee member is employed by us and all committee members are independent under NYSE rules. From time to time, the Board will create special committees to address specific matters such as financial or corporate transactions.
Members of the Audit Committee must satisfy an additional SEC independence requirement, set forth in Rule 10A-3(b)(1) promulgated under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than compensation in their capacity as director, or otherwise be an “affiliated person” of the Company. The Board has determined that Messrs. Osborne (Chair), Barkett, Holmes, and Austin, each of whom is a member of our Audit Committee, all satisfy the current heightened SEC independence requirements for Audit Committee members.
Members of the Compensation Committee must also satisfy an additional independence requirement, set forth in Rule 10C-1(b)(1) promulgated under the Exchange Act, which provides that in determining independence, national securities exchanges and national securities associations shall consider the source of compensation, including any consulting, advisory or other compensatory fee paid by the issuer and whether the individual

CORPORATE GOVERNANCE AND BOARD MATTERS

is affiliated with the issuer, a subsidiary of the issuer or an affiliate of a subsidiary of the issuer.
The Board and its Audit, Compensation and Nominating and Corporate Governance Committees meet periodically in person and via conference calls throughout the year, and also hold special meetings and act by written consent from time to time as appropriate. The Board held six meetings during 2014, and as noted above, the non-management members of the Board held four executive sessions. In 2014, seven of the eight directors attended 100% of the meetings of the Board and 100% of the meetings held by all Board committees on which such person served; no director attended less than 75% of the meetings of the Board and 75% of the meetings held by all Board committees on which such person served.
The following table sets forth the three standing committees of the Board, the current members of each committee and the number of meetings held by each committee during the last fiscal year.

	Audit Committee	Compensation Committee	Nominating/Governance Committee
William M. Austin	ó/E
Edward A. Barkett	ó
Tod C. Holmes	ó/E
R. Dan Nelson		ó	ó
Dr. Alfred E. Osborne, Jr.	C/E
J. Danforth Quayle		C	ó
Robert B. Simonds, Jr.		ó	C
Number of Meetings Held in 2014	6	6	3

• Member
C Chair
E Audit committee Financial Expert
Policy Regarding Director Attendance at Annual Meetings of Stockholders

Directors are strongly encouraged to attend or participate electronically in our annual meetings of stockholders and we currently expect all of our directors to attend or participate electronically in the Annual Meeting on May 5, 2015. All of our directors attended or participated electronically in our 2014 annual meeting of stockholders.
Audit Committee

The members of the Audit Committee are Messrs. Osborne (Chair), Barkett, Holmes and Austin. As noted above, all members of the Audit Committee meet the independence requirements of the NYSE and the additional independence requirements of the SEC. The Audit Committee’s written charter can be found in the “Governance” section of our website at www.nuverra.com. The Audit Committee oversees our accounting and financial reporting processes, internal control systems, independent auditor relationships and the audits of our financial statements. The Audit Committee’s responsibilities include the following:

•	selecting and hiring of our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

•	reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	reviewing with management and our independent registered public accounting firm the results of our annual and quarterly financial statements;

•	reviewing with management and our independent registered public accounting firm any earnings announcements or other public announcements concerning our operating results;

•	reviewing and approving any related party transactions (See “Certain Relationships and Related Party Transactions” below for further discussion); and

•
overseeing, discussing with our Board, management and our independent registered public accounting firm and, as necessary, making recommendations to our Board regarding how to address risks relating to accounting matters, financial reporting and legal and regulatory compliance and developments, and the services provided by our independent registered public accounting firm.

The Board has determined that Messrs. Osborne, Austin and Holmes qualify as “audit committee financial experts” as defined under SEC rules and regulations. As noted above, Messrs. Osborne, Austin, Barkett and Holmes meet the independence requirements of the NYSE and the additional independence requirements of the SEC. The Audit Committee’s report appears later in this Proxy Statement.
Compensation Committee

The members of the Compensation Committee of the Board are Messrs. Quayle (Chair), Nelson and Simonds. As noted above, all members of the Compensation Committee meet the independence requirements of the NYSE and the additional requirements of the SEC, and all are independent, outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended and independent non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee’s written charter can be found in the “Governance” section of our website at www.nuverra.com. The Compensation Committee has responsibility for the review, evaluation and approval of executive compensation, including the compensation philosophy, policies and plans for our executive officers.
On behalf of the Board, the Compensation Committee monitors and assists the Board in determining compensation for our senior management, directors and employees. The Compensation Committee’s responsibilities include the following:

CORPORATE GOVERNANCE AND BOARD MATTERS

•	setting performance goals for our officers and reviewing their performance against these goals;

•	reviewing and recommending compensation and benefit plans for our officers and compensation policies for the Board and members of the Board committees;

•	reviewing the terms of employment agreements and arrangements with our officers;

•
reviewing and discussing with the Company’s management the section of this Proxy Statement entitled “Compensation Discussion and Analysis” and determining whether to recommend to the Board that such section be included in our Proxy Statement and incorporated by reference in our Annual Report;

•	producing an annual report on executive compensation for inclusion in our Proxy Statement; and

•
overseeing, discussing with our Board and management, and, as necessary, making recommendations to the Board regarding how to address risks relating to employment, compensation and benefits policies. To assist it in satisfying these oversight responsibilities, the Compensation Committee meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made.

The Board and the Compensation Committee do not discuss or make decisions regarding an executive officer’s compensation in the presence of such executive officer. Except for consulting from time to time at the Compensation Committee’s request with our Chairman and Chief Executive Officer, our executive officers, including the named executive officers (as defined below under “Executive Compensation—Compensation Discussion and Analysis”), do not have any role in determining the form or amount of compensation paid to our named executive officers. However, during 2014, Mr. Johnsrud, our Chief Executive Officer, did provide input to the Compensation Committee with respect to compensation paid to the executive officers other than himself. For more information on the responsibilities and activities of the Compensation Committee, including the Compensation Committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis” appearing on page 25 and the Compensation Committee’s report on page 40 of this Proxy Statement. The Compensation Committee engaged Leadership Strategies, LLC as an independent compensation consultant during 2014 for the provision of data and recommendations to the Compensation Committee during its monitoring, evaluations and actions with regard to executive compensation.
Compensation Committee Interlocks and Insider Participation

Messrs. Quayle (Chair), Nelson and Simonds were all members of the Compensation Committee during the year ended December 31, 2014. There were no interlocks or insider participation between any member of the Board or Compensation Committee and any member of the board of directors or compensation committee of another company.
Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Simonds (Chair), Quayle and Nelson. As noted above, all members of the Nominating and Corporate

Governance Committee meet the independence requirements of the NYSE. The Nominating and Corporate Governance Committee’s written charter can be found in the “Governance” section of our website at www.nuverra.com. On behalf of the Board, the Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Directors consistent with criteria established by the Board. The Nominating and Corporate Governance Committee’s responsibilities include the following:

•	evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to committees of our Board;

•	administering a policy for considering nominees for election to the Board;

•	overseeing our directors’ performance and self-evaluation process;

•	developing continuing education programs for the Board;

•	reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes; and

•
overseeing, discussing with our Board and management and, as necessary, making recommendations to the Board regarding how to address risks relating to management and Board succession planning, ethics, corporate governance and business practices.

Selection of Board Nominees

The Nominating and Corporate Governance Committee reviews the qualifications of potential director candidates in accordance with its charter and our Corporate Governance Guidelines, which are discussed below.
The Nominating and Corporate Governance Committee’s consideration of a candidate for director includes assessment of the individual’s understanding of our business, the individual’s professional and educational background, skills and abilities and potential time commitment and whether such characteristics are consistent with our Corporate Governance Guidelines and other criteria established by the Nominating and Corporate Governance Committee from time to time. In addition, the Nominating and Corporate Governance Committee takes into account diversity of background and experience that the individual will bring to the Board. To provide such a contribution to the Company, a director must generally possess one or more of the following, in addition to personal and professional integrity:

•	experience in corporate management;

•	experience with complex business organizations;

•	experience as a board member or officer of another publicly held company;

•	diversity of expertise, experience in substantive matters related to the Company’s business and professional experience as compared to existing members of our Board and other nominees; and

•	practical and mature business judgment.

The Nominating and Corporate Governance Committee may also adopt such procedures and criteria not inconsistent with our Corporate Governance Guidelines as it considers advisable for the assessment of Director candidates. Other than the foregoing, there are no stated minimum criteria for Director nominees. The Nominating and Corporate Governance Committee does

CORPORATE GOVERNANCE AND BOARD MATTERS

however recognize that at least one-half of the members of the Audit Committee should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least two-thirds of the members of the Board must meet the definition of “independent director” under NYSE rules.
Although we do not have a formal policy with regard to the consideration of diversity in identifying candidates for election to the Board, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board, and takes diversity considerations into account when identifying candidates. The Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by the Nominating and Corporate Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. After assessing the perceived needs of the Board, the Nominating and Corporate Governance Committee identifies specific individuals as a potential source of director candidates with relevant experience. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective board members.
The Nominating and Corporate Governance Committee establishes procedures for the nomination process and recommends candidates for election to the Board. Consideration of new Board nominee candidates involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the Board. In 2014, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.
The Board nominees named in this Proxy Statement were approved by the Nominating and Corporate Governance Committee for inclusion in this Proxy Statement, and were each recommended by other members of the Board.
Stockholder Nominations

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for the Board if the stockholder complies with the advance notice, information and consent provisions contained in our Bylaws. See “Stockholder Proposals For The 2016 Annual Meeting” below for more information on these requirements.
The Nominating and Corporate Governance Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner. All directors and director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

To be in proper written form, our Bylaws provide that a stockholders’ notice to the Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate as a director: (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) with respect to the nomination, including the nominee, (iv) any derivative positions with respect to shares of the Company’s capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company’s capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder with respect to shares of the Company’s capital stock, (v) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such nomination before the annual meeting, (vi) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination, and (vii) any other information relating to such stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.
In addition, the stockholder’s notice to our Corporate Secretary with respect to persons that the stockholder proposes to directly nominate as a director must set forth (A) as to each individual whom the stockholder proposes to nominate, all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Regulation 14A (or any successor provisions) under the Exchange Act (including their name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by such candidate, and the written consent of the such person to be named in the proxy statement as a nominee and to serve as a director if elected) and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
Stockholder Communications with the Board

Stockholders may communicate with any of the Company’s directors, including the chair of any of the committees of the Board or the non-management directors as a group by writing to them c/o Corporate Secretary, Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254. Please specify to whom your correspondence should be directed. The Corporate Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for junk mail, mass mailings, job inquiries, surveys, business solicitations or

CORPORATE GOVERNANCE AND BOARD MATTERS

advertisements, or patently offensive or otherwise inappropriate material. The Company’s Corporate Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.
Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman or Vice Chairman by letter to the above address, marked for the attention of the Chairman or Vice Chairman. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.
Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company. The Code of Business Conduct and Ethics is available in the “Governance” section of the Company’s website at www.nuverra.com and a printed copy may also be obtained by any stockholder upon request directed to Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, Attention: Corporate Secretary. The Company intends to post amendments to or waivers, if any, from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors or its principal executive officer, principal financial officer, or principal accounting officer) at this location on its website. Among other matters, our Code of Business Conduct and Ethics is designed to promote:

•	honest and ethical conduct;

•	avoidance of conflicts of interest;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•	compliance with applicable governmental laws and regulations and stock exchange rules;

•	prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.
Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Nominating and Corporate Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available in the “Governance” section of our website at www.nuverra.com. We will also furnish copies of the guidelines to any person who requests them. Requests for copies should be directed to Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, Attention: Corporate Secretary.
Among other matters, the Corporate Governance Guidelines include the following:

•	At least two-thirds of the directors who comprise the Board shall qualify as independent under the listing standards of the NYSE.

•	Non-management directors will meet in executive session without management present at every regularly scheduled Board meeting.

•	The Board and its committees each conduct an annual self-evaluation.

•	Directors are expected to regularly attend all meetings of the Board and of the committees of which they are members.
Board Leadership Structure and Role in Risk Management

Our Corporate Governance Guidelines provide that the offices of the Chairman of the Board and Chief Executive Officer may be held by the same or different individuals, as determined by the Board to be in the best interests of the Company. The Board shall be free to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time. In determining the appropriate leadership structure, the Board considers many factors, including the specific needs of the business, fulfilling the duties of the Board, and the best interests of the Company’s stockholders.
Effective as of the 2014 annual meeting, Richard J. Heckmann, the Company’s former Chairman of the Board, retired and Mr. Johnsrud, a former Vice Chairman and the Company’s Chief Executive Officer, began serving as the Chairman of the Board. Mr. Simonds continues to serve as the Vice Chairman of the Board. The Board believes this leadership structure is best for the Company because it promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans.
On November 4, 2014, the Company amended its Corporate Governance Guidelines to, among other things, require that the Board have a Lead Independent Director to facilitate the Board’s relationship with management and outside consultants, oversee corporate governance, and to support the Chairman and Vice Chairman in the performance of their duties.
The Board believes that this leadership structure achieves independent oversight and management accountability through regular executive sessions of the non-management directors that are mandated by our Corporate Governance Guidelines and through a Board composed of a majority of independent directors.
In the normal course of its business, the Company is exposed to a variety of risks, including operational risks such as long-term changes in commodity prices affecting its customer base or causing shifts in the means and/or location of its customers’ operations, governmental policy decisions, and increasing competition from renewable sources of power generation, legislative and regulatory risks, including those related to climate change and air emissions, and general economic, credit and investment risks. The Board is actively involved in oversight of risks that could affect the Company with an emphasis on understanding the key enterprise risks affecting the Company’s business. In addition, the Board monitors the ways in which the Company attempts to prudently mitigate risks, to the extent reasonably practicable and consistent with the Company’s long-

CORPORATE GOVERNANCE AND BOARD MATTERS

term strategies. This oversight is conducted primarily through committees of the Board, as set forth in the descriptions of each of the committees above, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from key operating, finance and legal officers responsible for oversight of particular risks within the Company. The Board also receives updates during the year on particular matters relating to risks and risk controls that management believes need to be brought to its attention. At least quarterly, our executive management team provides a comprehensive corporate risk report to the full Board, discussing the primary risks identified by management and the Company’s risk control organization and risk control practices.
Certain Relationships and Related Party Transactions

Our Board has adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, our Audit Committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and either approve or disapprove the related party transaction. Any related party transaction may be consummated, and may continue, only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy.
A “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest (other than solely as a result of being a director or a less than five percent beneficial owner of another entity). A “related party” is any (a) person who is or was (since the beginning of the company’s last fiscal year) an executive officer, director or nominee for election as a director, (b) greater than five percent beneficial owner of any class of the Company’s voting securities, or (c) immediate family member of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and anyone (other than a tenant or employee) sharing the household of such person.
Richard J. Heckmann, the former Executive Chairman of the Board, and Mark D. Johnsrud, the Company’s Chairman of the Board and Chief Executive Officer, were members of an entity that owned an aircraft leased to the Company for business-related travel. Reimbursements paid to this entity in exchange for use of the aircraft were $0.2 million, $0.4 million and $1.2 million for the years ended December 31, 2014, 2013 and 2012, respectively. During the three months ended September 30, 2014, the aircraft was sold to another entity in which both Mr. Johnsrud and a corporation controlled by Mr. Heckmann are members. The existing aircraft lease was terminated and replaced with a new aircraft lease under substantially the same economic and other terms. Lease payments paid to this entity in exchange for use of the aircraft were $0.1 million for the year ended December 31, 2014.

Mr. Johnsrud is the sole member of an entity that owns apartment buildings in North Dakota which are rented to certain of the Company’s employees at rates that are equal to or below market rates. However, there is no formal arrangement between the Company and Mr. Johnsrud for this housing. Rent payments are collected from the employees by the Company through payroll deductions and remitted to the entity.
In connection with the Power Fuels Merger, assets received in exchange for the merger consideration excluded accounts receivable outstanding for more than ninety days as of November 30, 2012. Subsequent collections on these accounts receivable, which are recorded by the Company as restricted cash with an offsetting liability, are required to be periodically remitted to Mr. Johnsrud. Pursuant to the terms of this agreement, during the year ended December 31, 2013, the Company paid Mr. Johnsrud $3.6 million for such collections, net of a working capital adjustment of approximately $2.1 million. Amounts payable to Mr. Johnsrud at December 31, 2014 for accounts receivable collections totaled approximately $0.1 million.
The Company periodically purchases fresh water for resale to customers from a sole proprietorship owned by Mr. Johnsrud. Purchases made by the Company during the years ended December 31, 2014, and 2013 and amounted to $0.9 million and $0.7 million, respectively. Purchases made by Power Fuels prior to its merger with the Company totaled approximately $2.2 million during the year ended December 31, 2012. No amounts were due to the sole proprietorship at December 31, 2014.
Mr. Johnsrud is the sole member of an entity that owns land in North Dakota on which five of the Company’s saltwater disposal wells are situated. The Company has agreed to pay the entity a per-barrel royalty fee in exchange for the use of the land, which is consistent with rates charged by non-affiliated third parties under similar arrangements. Royalties paid by the Company were approximately $0.1 million in each of the years ended December 31, 2014 and 2013, respectively. Royalties payable to the entity were less than $0.1 million at December 31, 2014, and 2013, respectively.
During 2009, the Company acquired an approximate 7% investment in Underground Solutions, Inc. (“UGSI”) a supplier of water infrastructure pipeline products, whose chief executive officer, Andrew D. Seidel, was a member of the Company’s board of directors during part of fiscal 2014. The Company’s total investment in UGSI was $7.2 million. During the quarter ended September 30, 2013, management performed an evaluation of various alternatives for this non-strategic investment, including its potential liquidation. As a result, the Company recorded a $3.8 million charge for the write-down of this investment to its estimated net realizable value. During the quarter ended December 31, 2014 management performed an evaluation of the UGSI investment and determined the fair value exceeded its carrying value, and therefore no additional write-down was deemed necessary.

EXECUTIVE OFFICERS OF THE COMPANY

EXECUTIVE OFFICERS AS OF MARCH 13, 2015
The Company’s executive officers are appointed by the Board and serve at the discretion of the Board. Set forth below are the names and certain biographical information regarding the Company’s executive officers as of March 13, 2015. The biographical information for Mr. Johnsrud is found under “Proposal 1—Election of Directors—Information Regarding Directors and Nominees.”

Name	Age	Title
Mark D. Johnsrud	56	Chairman and Chief Executive Officer
Gregory J. Heinlein	51	Executive Vice President and Chief Financial Officer
Joseph M. Crabb	47	Executive Vice President and Chief Legal Officer

Gregory J. Heinlein has served as the Company’s Executive Vice President and Chief Financial Officer since January 2015. Prior to joining the Company, Mr. Heinlein served as the Senior Vice President and Chief Financial Officer of ION Geophysical Corporation, a NYSE-listed provider of technology-driven solutions to the oil and gas industry, from November 2011 to November 2014. Prior to his tenure with ION Geophysical Corporation, Mr. Heinlein served as the Chief Operating and Financial Officer of Genprex, Inc., a privately-held clinical-stage biopharmaceutical company. Prior to joining Genprex in 2011, Mr. Heinlein held senior management positions at Freescale Semiconductor, Inc., a NYSE-listed designer and manufacturer of embedded semiconductors for the automotive, consumer, industrial, and networking markets, including Vice President and Treasurer from 2005 to 2008 and Vice President, Global Sales and Marketing, from 2008 to 2010. From 1999 to 2004, Mr. Heinlein served as Vice President and Treasurer of Fisher Scientific International Inc. and Great Lakes Chemical Company. He began his career with Dow Chemical Company, where he held various financial management positions. Mr. Heinlein received a Bachelor of Business Administration degree from

Saginaw Valley State University and a Master of Business Administration degree from Michigan State University. As the Executive Vice President and Chief Financial Officer, Mr. Heinlein is the Company’s principal financial officer.

Joseph M. Crabb serves as the Company’s Executive Vice President and Chief Legal Officer. He joined Nuverra in April 2014 with more than 20 years of experience in the areas of corporate finance securities reporting, corporate governance, and merger, acquisition, and divestiture transactions. He previously was with Squire Sanders LLP (now Squire Patton Boggs LLP) as a partner and group leader of the corporate practice group in the firm’s Phoenix office. While at Squire Sanders, Mr. Crabb acted as Nuverra’s outside counsel and assisted the Company with key initiatives related to corporate finance; merger, acquisition and divestiture transactions; corporate governance; and litigation, among other projects. Mr. Crabb received his Bachelor of Arts degree in History from the University of Iowa, and his Juris Doctorate from the University of Iowa College of Law. Mr. Crabb also serves as Corporate Secretary of the Company.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE
OFFICERS AND CERTAIN BENEFICIAL OWNERS
Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 13, 2015 are deemed outstanding for the purpose of computing the percentage of shares beneficially owned by the person holding such instruments, but are not deemed outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have reported that they have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them. A total of 27,912,221 shares of common stock are considered to be outstanding on March 13, 2015, pursuant to Rule 13d-3(d)(1) under the Exchange Act. No shares of common stock held by a director, director nominee or officer has been pledged as security. The Company is not aware of any arrangements or pledge of common stock that could result in a change of control of the Company.
Unless otherwise indicated, the address for each director, director-nominee and officer is c/o Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254. The information in this table is based on statements in filings with the SEC, or other reliable information available to the Company.
The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of March 13, 2015 by (i) each director and director nominee, (ii) each of our named executive officers, and (iii) all executive officers and directors of the Company serving as of March 13, 2015, as a group.

	Shares beneficially owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Mark D. Johnsrud (1) Chairman of the Board and Chief Executive Officer	10,085,681	35.92%
Joseph M. Crabb (2) Executive Vice President and Chief Legal Officer and Corporate Secretary	26,093	*
William M. Austin (3) Director	1,579	*
Edward A. Barkett (4) Director	29,504	*
Tod C. Holmes(5) Director	10,946	*
R. Dan Nelson (6) Director	16,729	*
Alfred E. Osborne, Jr.(7) Director	43,175	*
J. Danforth Quayle (8) Director	33,125	*
Robert B. Simonds, Jr. (9) Director	79,664	*
Richard J. Heckmann Former Executive Chairman	825,000	*
Jay C. Parkinson (10) Former Executive Vice President and Chief Financial Officer	32,061	*
W. Christopher Chisholm (11) Former Executive Vice President, Principal Accounting Officer and Interim Chief Financial Officer	39,126	*
Shares owned by executive officers and directors as a group (12 persons)	11,222,684	39.97%
* Less than 1% of shares outstanding.

(1)
Includes 655,000 shares held by JPJ LP, a Delaware limited partnership of which Badlands Capital, LLC, a Delaware limited liability company is the general partner; Mr. Johnsrud is the sole member of Badlands Capital, LLC. Also includes 1,000,000 shares held in escrow pursuant to the terms of the Agreement and Plan of Merger relating to the Power Fuels merger and 947 shares in Mr. Johnsrud’s 401(k).

(2)	Includes 2,167 restricted stock units 2,500 options which are both scheduled to vest within 60 days of March 13, 2015. Also includes 1,426 shares in Mr. Crabb’s 401(k).

(3)	Includes 1,579 shares of restricted stock which are forfeitable until vested (790 shares scheduled to vest on 11/13/15 and 789 shares scheduled to vest on 11/13/16).

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

(4)
Includes 11,942 shares of restricted stock which are forfeitable until vested (2,472 shares scheduled to vest 12/5/15, 4,735 shares scheduled to vest 11/13/15 and 11/13/16) and 10,000 shares by Mr. Barkett in an Individual Retirement Account.

(5)	Includes 3,946 shares of restricted stock which are forfeitable until vested (1,973 shares scheduled to vest on 11/13/15 and 11/13/16).

(6)
Includes 11,942 shares of restricted stock which are forfeitable until vested (2,472 shares scheduled to vest on 12/5/2015, 4,735 shares scheduled to vest 11/13/15 and 11/13/16). Also includes 2,472 shares that are held of record by the Nelson Family Revocable Trust.

(7)
Includes 11,942 shares of restricted stock which are forfeitable until vested (2,472 shares scheduled to vest on 12/5/2015, 4,735 shares scheduled to vest on 11/13/15 and 11/13/16). Also includes 17,233 shares that are held of record by the Rahnasto/Osborne Revocable Trust and 9,000 shares that are held of record by Mr. Osborne’s Keogh Account.

(8)
Includes 11,942 shares of restricted stock which are forfeitable until vested (2,472 shares scheduled to vest on 12/5/2015, 4,735 shares scheduled to vest on 11/13/15 and 11/13/16). Also includes 14,408 shares that are held of record by the James D. Quayle 2000 Irrevocable Trust and 2,500 shares that are held of record by the BTC Inc. Retirement Trust.

(9)
Includes 11,942 shares of restricted stock which are forfeitable until vested (2,472 shares scheduled to vest on 12/5/2015, 4,735 shares scheduled to vest on 11/13/15 and 11/13/16). Also includes 3,347 shares that are held of record by the Simonds Family Trust and 50,000 fully vested options.

(10)
Includes 1,228 shares in Mr. Parkinson’s 401(k) and 5,000 shares of restricted stock which are forfeitable until vested (5,000 shares scheduled to vest 9/10/2015).  Also includes 25,000 fully vested options and 833 options that are scheduled to vest by March 31, 2015; which is Mr. Parkinson’s last day of employment.

(11)	Includes 15,000 fully vested options.
The following table sets forth beneficial ownership information about persons or groups that own or have the right to acquire more than 5% of our common stock, based on information contained in Schedules 13G filed with the SEC.

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Boston Partners (1) One Beacon Street, Boston, MA 02108	1,589,722	5.66%
RIMA Senvest Management, LLC (2) 540 Madison Avenue, 32nd Floor, New York, NY 10022	1,914,238	6.82%

(1)	Boston Partners is deemed to be the beneficial owner of 1,589,722 shares. Boston Partners has sole power to vote 995,422 shares and sole power to direct disposition of 1,589,722 shares.

(2)
RIMA Senvest Management, LLC is deemed to have shared voting and dispositive power of 1,310,953 shares and Richard Mashaal is deemed to have shares voting and dispositive power of 1,914,238 shares based on his management positions.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Introduction

In this Compensation Discussion and Analysis, we describe the material elements of our executive compensation awarded to, earned by, or paid during the last completed fiscal year to our principal executive officer, each principal financial officer, and the three other most-highly compensated individuals who served as executive officers of the Company during fiscal 2014. These individuals are referred to as the “named executive officers” in this Compensation Discussion and Analysis. The compensation of the named executive officers for 2014 is set forth in the 2014 Summary Compensation Table and other tables contained in this Proxy Statement.
During fiscal 2014, our named executive officers were:

Name	Title
Current Officers
Mark D. Johnsrud	Chairman of the Board and Chief Executive Officer
Joseph M. Crabb	Executive Vice President, Chief Legal Officer and Corporate Secretary
Former Officers
Richard J. Heckmann*	Former Executive Chairman
Jay C. Parkinson**	Former Executive Vice President and Chief Financial Officer
W. Christopher Chisholm***	Former Executive Vice President, Chief Accounting Officer and Interim Chief Financial Officer
_____________________________
* Mr. Heckmann retired effective May 6, 2014.
** Mr. Parkinson resigned from his position effective November 2, 2014. Details of his transition arrangement can be found on page 31.
*** Mr. Chisholm resigned from his position effective January 5, 2015. Details of his transition arrangement can be found on page 32.

We also provide an overview of our executive compensation philosophy and explain how and why the Compensation Committee arrived at the specific compensation decisions involving the named executive officers in fiscal year 2014.
2014 Summary and Compensation Highlights

To stay ahead of a changing and competitive landscape, we continued to invest in our people, products, technology and new opportunities. Looking ahead, we have brought together a senior management team with extensive combined experience who place an emphasis on acquiring and building sustainable businesses based on operational excellence, health and safety, technological development and financial discipline. Accomplishments with regard to leadership attraction and compensation design in support of the Company’s strategy included the following:

•	We continued to actively strengthen the Company’s executive team.

➢
In April 2014, Joseph M. Crabb joined the Company as Executive Vice President, Chief Legal Officer and Corporate Secretary. Mr. Crabb was previously a partner with one of the largest global law firms and has more than 20 years of experience in the areas of corporate finance securities reporting, corporate governance, and merger, acquisition, and divestiture transactions.

➢
In April 2014, Steve London joined the Company as Vice President of Business Development, establishing a national level sales presence. Mr. London spent 34 years in business development and related roles at Halliburton. His expertise includes developing and implementing the strategies to grow and maintain successful long-term commercial relationships in the energy industry.

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In December 2014 we extended an offer to Greg Heinlein to serve as the Executive Vice President and Chief Financial Officer. Mr. Heinlein joined the Company in this capacity in January 2015. As an accomplished public company chief financial officer with significant operational expertise, he has a long and successful track record of building successful teams that drive successful business results. His experience and leadership will be invaluable to the Company as we execute on our business strategies and objectives.

•
The Senior Executive Incentive Plan (“SEIP”), a short-term annual cash incentive plan, was in effect for 2014 providing for annual cash incentive award opportunities tied heavily to achievement of specific, pre-determined financial performance goals based on adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and management objectives.

•
In December 2014, the Compensation Committee approved an annual grant of performance based restricted stock units and time based stock options to our senior executives (other than Mr. Johnsrud), which became effective in January 2015. Tying the restricted stock units to the achievement of 2015 adjusted EBITDA target aligns our executives’ interests with stockholders’ interests.

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As of the record date, March 13, 2015, Mr. Johnsrud is the beneficial owner of 10,085,681 shares of common stock, which is approximately 36% of the Company shares outstanding. Due to his status as our largest stockholder, Mr. Johnsrud declined salary increases in 2013, 2014, and 2015, and he also has not received an equity grant under the Company’s Equity Incentive Plan. Mr. Johnsrud was also excluded from the grant in January 2015.

EXECUTIVE COMPENSATION

Results of 2014 Advisory Vote on Executive Compensation

Approximately 97% of the votes cast at the 2014 annual meeting of stockholders on the non-binding advisory vote on our named executive officer compensation were voted in support of our executive compensation program in the advisory “say on pay” vote. Consistent with its strong commitment to engagement, communication, and transparency, the Compensation Committee continues to regularly review our executive compensation policies and program to ensure alignment between the interests of our senior executives and stockholders. As the need exists to further refine our executive compensation practices to keep abreast of marketplace trends and to attract and retain top talent, the Compensation Committee made modifications to our executive compensation program in fiscal 2014 as discussed in more detail in this Compensation Discussion and Analysis.
Governance Policies and Actions

We endeavor to maintain effective corporate governance standards in our executive compensation policies and practices. The following policies and practices were in effect during 2014:

•	All members of the Compensation Committee meet the independence requirements of the NYSE.

•
The Compensation Committee’s independent compensation consultant, Leadership Strategies LLC (“LSLLC”), is retained directly by the Committee and performs no other consulting or other services for the Company.

•
The Compensation Committee conducts an annual review and approval of our compensation strategy and compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

The Company provides its stockholders with an annual advisory vote to approve the compensation of the Company’s named executive officers.
Compensation Philosophy and Objectives

Our compensation philosophy provides a foundation for design, comparison and management of the Company’s executive compensation programs. The overarching objective of our executive compensation program is to attract, motivate and retain executives who will deliver long-term stockholder value. Our success is driven through the use of competitive compensation programs with strong links to Company and individual performance.
Nuverra achieves this objective by providing a market-competitive compensation program that consists of base salary, annual incentives and long-term incentives.  Nuverra’s Compensation Committee benchmarks compensation to market practices of a select group of other publicly traded companies and published executive pay survey sources that are representative of peer group and general industry companies with which our company competes for executive talent.
Nuverra emphasizes pay-for-performance alignment by basing a significant portion of target total direct compensation on short-term and long-term incentive pay.  Short-term and long-term incentives align executives with stockholder interests via annual business objectives and multi-year performance results, which together drive stockholder value.  Short-term incentive goals arise from Nuverra’s Board-approved annual operating plan, while long-term incentives are tied to Nuverra’s stock price movements and stockholder returns, and they can also be tied to Board-approved long-term strategic goals.
Incentive-pay structure provides for maximum payouts in instances when company performance both exceeds internal expectations and results in strong returns for shareholders.  Furthermore, we align financial interests of our executives with those of our shareholders through emphasis on long-term incentives and encouragement of equity ownership.
Our executive compensation philosophy comprises principles that we will seek to follow, and to which the Compensation Committee will refer when making pay-related decisions based upon executive contributions and Company financial results during 2015 and beyond.

EXECUTIVE COMPENSATION

Elements of our Executive Compensation Program for 2014

Nuverra’s executive compensation program is comprised of base salary, short-term incentives, and long-term incentives, each of which are described below:

Compensation Component	Key Characteristics	Purpose	2014 Actions
Base Salary	Fixed compensation, reviewed annually	Compensation for fulfilling the responsibilities of his/her job	Messrs. Parkinson and Chisholm received increases to base pay realized in 2014, effective 12/23/13
Annual Cash Incentive (Short-term incentive)	At-risk variable compensation, short-term incentive award payable based on Company and individual performance against pre-established goals	Encourage accountability and motivate and reward executive officers for achieving our short-term (annual) business objectives
The Compensation Committee approved a cash bonus for Mr. Crabb for 2014, to be paid following the close of the TFI Divestiture, as described in further detail in the Components of Named Executive Officer Compensation section below

Equity Incentive Awards (Long-term incentive)	At-risk variable compensation, long-term incentive award granted as a combination of restricted stock units and stock options. Amounts earned vary based on company performance and stock price	Motivate and reward executive officers for achieving multi-year financial goals and increasing the book value of our common stock over the long-term	In 2014 the Compensation Committee approved an annual grant of performance based restricted stock units and time based stock options to be granted in January 2015
Health, Welfare, and Retirement Plans	Fixed compensation	Provide benefits that promote employee health and support financial security at retirement	No significant changes to programs in 2014 that affected named executive officers

EXECUTIVE COMPENSATION

Summary of our Executive Compensation Practices

Executive Compensation Practices We Have Implemented (What We Do)	Executive Compensation Practices We Have Not Implemented (What We Don’t Do)
☑    We align executive compensation with the interest of our shareowners through “Pay for Performance”
☑    We benchmark executive compensation against a representative and relevant peer group and general industry survey data for companies of similar revenue and size
☑    We have a Clawback policy
☑    We have a Related Party Transaction policy
☑    We have “double-trigger” change-in-control cash payments
☑    The Compensation Committee uses an independent compensation consultant
☑    We have an annual “Say on Pay” vote and approximately 97% of total votes cast at our 2014 annual meeting supported our executive compensation program

☒    We prohibit the re-pricing, buyout, or exchange of underwater stock options or stock appreciation rights
☒    We don’t grant stock options below fair market value
☒    We don’t provide additional benefits to executive officers that differ from those provided to all other employees
☒    We don’t have a supplemental executive retirement plan that provides extra benefits to the named executive officers
☒    We don’t provide excise tax gross-ups
☒    We no longer provide guaranteed bonuses or uncapped incentives to our named executive officers

Role of the Compensation Committee

The Compensation Committee of the Board, comprised solely of independent directors, oversees the design and administration of our executive compensation and reward programs, with the objective of providing compensation packages that are competitive within our industry and among our peer companies, while maintaining a balanced focus on both short-term and long-term performance goals. The Compensation Committee works to ensure that senior executive base compensation and incentives are heavily weighted toward Company performance while being generally consistent with marketplace and peer norms. Importantly, the Compensation Committee correlates peer company financial performance and financial results with the Company’s financial performance and results when making compensation decisions.
We seek to deliver pay-for-performance while meeting the following objectives:

•	Attract, motivate and retain highly qualified executives;

•	Establish challenging, but realistic objectives, balanced between short-term and long-term measurable results;

•
Provide a substantial portion of executive compensation in the form of variable (versus fixed) pay, with a significant portion of variable compensation in the form of possible incentive and equity payouts; and

•	Ensure internal alignment of executive activities and actions with Company financial and operating objectives, without undue risk.
In order to ensure that our executive compensation programs support and contribute to creating the achievement of Company objectives, the Compensation Committee receives regular updates on our business results from management and reviews our quarterly financial statements and management projections.

Role of the Chairman and Chief Executive Officer

Mr. Johnsrud, our Chairman of the Board and Chief Executive Officer, reviews the performance of each of the executive officers (other than himself, whose performance is reviewed by the Compensation Committee with input from the full Board), and makes executive compensation recommendations to the Compensation Committee for consideration. Mr. Johnsrud regularly consults with the Compensation Committee regarding executive compensation matters to assist with his decision making. The Compensation Committee has the discretion to approve, modify or reject any recommended compensation and/or award proposed by Mr. Johnsrud.
Role of the Compensation Consultant

The Compensation Committee has the sole authority to retain, and if necessary terminate, a consulting firm to assist in the evaluation of Chief Executive Officer and other senior executive officer compensation plans. In 2013 and 2014, the Compensation Committee retained LSLLC as an independent compensation consultant.
As part of the process of selecting LSLLC as a compensation consultant, the Compensation Committee gave consideration to factors potentially indicative of conflicts of interest, including the scope of the work performed for the Compensation Committee, the fees paid for such services, and any personal or business relationships between our executives or the Compensation Committee members and LSLLC. The Compensation Committee determined that there were no conflicts of interest or potential conflicts of interest in the engagement of LSLLC as an independent advisor. The Compensation Committee has also considered the six factors for determining independence identified by NYSE listing standards and set forth in the Compensation Committee’s Charter in making its determination that LSLLC is independent.

EXECUTIVE COMPENSATION

LSLLC reported directly and solely to the Compensation Committee during its engagement in fiscal years 2013 and 2014, and has not at any time provided any other services to the Company. Additionally, the Compensation Committee has determined the terms of LSLLC’s retention and services in its sole discretion without involvement by any Company executives or employees, and LSLLC’s interactions with Company executives during 2014 were generally limited to providing information to certain executives for the sole purpose of implementing Compensation Committee objectives and decisions. The research performed by and recommendations made by LSLLC occur on a fully independent basis and are not influenced in any way by any Company executives.
Competitive Positioning

During 2014, all elements of executive base and incentive compensation were found to be within a competitive range when analyzed with respect to the named executive officers and all other officers. Compensation decisions were guided, in part, by review of the peer group data and in part by reference to industry survey data provided for the Upstream Oil and Natural Gas Support Activities industrial sector, on a nationwide basis by the Economic Research Institute (ERI), as well as additional published data for validation purposes (the peer group and industry survey data collectively referred to herein as the “market data”). In addition, the members of the Compensation Committee are familiar with competitive compensation programs based on their experiences owning and/or managing other companies and sitting on other private and public companies’ boards of directors.
The Compensation Committee does not target executive compensation to be at any particular percentage level of the market in comparison with other companies, but instead uses the above referenced market data and familiarity with current executive compensation programs in order to conduct an overall assessment of senior executive compensation competitiveness, as well as reward plan design alternatives in terms of common and contemporary compensation practices. Additionally, executive compensation amounts within the Company are compared to common peer practices while recognizing comparative financial performance between the Company and its peers.
Each year, the Compensation Committee reviews the appropriateness of our compensation peer group. In early 2014, the Compensation Committee re-assessed the peer group and made changes to it in order to better reflect and align with our updated executive compensation philosophy. The Company competes in a very specialized, niche industry with somewhat limited comparable organizations (including in terms of annual revenue). Among other factors, the Compensation Committee considers Company revenue relative to that of our peer companies in analyzing executive compensation levels. The organizations in our peer group are intended to represent industry-specific companies with which our Company might compete for executive talent. For 2014, the Compensation Committee approved a compensation peer group comprised of companies:

•	That could compete with the Company for executive talent; In the Environmental Services Industry and Oil and Gas Equipment Services Industry (appropriate GICS code classifications); and

•	That fell within relevant Company-size parameters.
As a result of such criteria and considerations, the following 12 companies comprised our compensation peer group for 2014:

Basic Energy Services, Inc.	Heritage-Crystal Clean, Inc.
C&J Energy Services, Inc.	Key Energy Services, Inc.
CARBO Ceramics Inc.	Newpark Resources, Inc.
Casella Waste Systems, Inc.	RPC, Inc.
Clean Harbors, Inc.	TETRA Technologies, Inc.
Forbes Energy Services Ltd.	Waste Connections, Inc.
As a result of our planned divestiture of TFI, it is likely that the Compensation Committee will reconsider the composition of this peer group during 2015.
In addition to publicly disclosed compensation information from these peer companies, the Compensation Committee considers other sources of internal and reliable external data in making executive compensation design and administration decisions. Moreover, we give substantial consideration to each executive’s contributions to the Company, leadership capabilities, strategic skills, professional experience and the financial performance of the Company.
Components of Named Executive Officer Compensation

The Compensation Committee is committed to a strong, positive link between our compensation practices and our Company’s short- and long-term objectives. The executive compensation program for our named executive officers is comprised of the following components: base salary; short-term incentive awards, long-term incentive awards, health and welfare benefits, retirement benefits, and post-employment agreements as noted in the Elements of our Executive Compensation Program for 2014 section above.
The competitive position of target compensation levels for individuals may vary above or below the median of similarly situated executives among the Company’s peer group or other comparative market benchmarks based on factors such as tenure, experience, and proficiency in the role. Actual compensation is intended to vary above or below target compensation levels commensurate with Company performance.
The foundations of our executive variable pay plans were to:

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Tie variable pay directly to performance and outcomes that are likely to positively impact stockholder value. A significant portion of senior executive total target compensation is not guaranteed and is tied to performance metrics designed to drive stockholder value. Potential payouts under the executive cash incentive plan range from 0% to 110% of base salary, with a target of 55% of base salary.

•	Mitigate undue risk. We mitigate undue risk by utilizing caps on incentive award payments and vesting periods, and/or restrictive covenants on potential equity exercises. The Compensation Committee annually reviews our compensation risk profile to ensure that our

EXECUTIVE COMPENSATION

compensation-related risks are not likely to have a material adverse effect on the Company.
Base Salary. Base salary is a fixed component of compensation for our executives. We establish base salary levels which are competitive with our peer group and companies of comparable revenue and size and which enable us to attract and retain top executive talent. Annual merit increases for named executive officers are not automatic or guaranteed. Merit increases for named executive officers other than the Chairman and Chief Executive Officer are based on the Chairman and Chief Executive Officer’s evaluation of each named executive officer’s performance, competitive positioning, as well as the company’s performance and outlook for the upcoming fiscal year. It is the responsibility of the Compensation Committee to review the performance of the Chairman and Chief Executive Officer and recommend an annual merit increase, if warranted.
Base salaries for our named executive officers in 2014 were as follows:

Officers	Annual Base Salary as of December 31, 2014	% Increase from Fiscal Year 2013	% Increase from Fiscal Year 2012
Mark D. Johnsrud	$700,000	0%	0%
Joseph M. Crabb	$400,000	N/A	N/A
Richard J. Heckmann	$700,000*	0%	0%
Jay C. Parkinson	$450,000**	12.5%	0%
W. Christopher Chisholm	$300,000***	20%	0%
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* Mr. Heckmann retired effective May 6, 2014.
** Mr. Parkinson resigned from his position effective November 2, 2014.
*** Mr. Chisholm resigned from his position effective January 5, 2015.
During 2013, Mr. Johnsrud reviewed the performance of Messrs. Parkinson and Chisholm and recommended, and the Compensation Committee approved, base salary increases to $450,000 and $300,000 respectively, which became effective on December 23, 2013. Mr. Johnsrud voluntarily declined a salary increase in fiscal years 2013 or 2014.
Annual Cash Incentive Opportunity. The Compensation Committee approved the SEIP with an intention to motivate and reward senior executive contributions to Company’s financial objectives. The plan went into effect January 1, 2014. Potential payouts are contingent upon (1) the Company meeting or exceeding its adjusted EBITDA objective, (2) executive performance against individual objectives, and (3) a discretionary amount of up to 10%.

Threshold	Target	Maximum
3% of salary	55% of salary	110% of salary
If the Company achieves 100% of adjusted EBITDA performance, payout is 30% of base earnings, and increases on a graded scale up to a maximum of 75% of base earnings if adjusted EBITDA performance is 125% or more. Each of four individual objectives are valued at 3% each if adjusted EBITDA is less than 100%, and 6.25% each if adjusted EBITDA is at or above 100%. At the discretion of the Chairman and Chief Executive Officer, and with approval by the Compensation Committee, a participant can receive a discretionary bonus up to 10% of base earnings for truly exceptional performance.
The Compensation Committee approved a cash bonus for Mr. Crabb for 2014 based on attainment of his individual objectives under the SEIP and an additional discretionary amount (in the aggregate, 22% of his annual base salary) as recommended by the Chairman and Chief Executive Officer, to be paid following the closing of the TFI Divestiture. Mr. Johnsrud voluntary declined to receive a cash bonus for 2014.
Pursuant to his employment agreement, Mr. Chisholm was eligible to receive a guaranteed bonus equal to 10% of his base salary, provided that he remained employed by the Company on the date of payment. Mr. Chisholm’s employment agreement expired on November 9, 2014; therefore he did not receive his guaranteed bonus payment for 2014. The use of a guaranteed bonus does not align with our compensation philosophy, which was revised in 2014, and is not intended to be included in senior executive employment agreements in the future.
No outstanding employment agreement for our named executive officers currently provide for a guaranteed bonus. Pursuant to the employment agreements of Messrs. Heckmann, Johnsrud, and Chisholm, each were eligible to earn a variable discretionary bonus each year. The discretionary bonus was dependent on the subjective review of their individual contributions and overall Company performance, as recommended by our Chairman and Chief Executive Officer for named executive officers other than himself, and reviewed and determined by the Compensation Committee. The discretionary bonus opportunity for Mr. Chisholm was up to 50% of his respective base salary. Messrs. Heckmann and Johnsrud did not have a specific target or maximum percentage set forth in their employment agreements.
Messrs. Heckmann and Chisholm were not entitled to a discretionary bonus as a result of Mr. Heckmann’s retirement in May 2014 and Mr. Chisholm’s resignation in January 2015. Mr. Johnsrud voluntarily declined to receive a discretionary bonus for 2014.
Equity Incentive Awards. In 2009 we adopted, and the stockholders approved, the Heckmann Corporation 2009 Equity Incentive Plan (as amended, the Nuverra Environmental Solutions 2009 Equity Incentive Plan, the “Equity Incentive Plan”), which provides for various forms of equity incentive awards to be made at the discretion of the Compensation Committee. We typically grant equity incentive awards to our named executives in the form of stock options and restricted stock units (“RSUs”). Equity awards are the primary vehicle for providing long-term incentives to our named executive officers and are an important component of our executive compensation program. Equity awards help attract and retain talented employees, align employees’ interests with the Company and encourage our named executive officers to continue to deliver results over a longer period of time and also serve as a retention tool.

EXECUTIVE COMPENSATION

•
Restricted Stock Awards. For each of our executives, grants of restricted stock provide an incentive to remain in our employ without the need for a short-term significant increase in our stock price, due to the inherent value of the stock underlying the awards (as opposed to stock option awards, which lose incentive and retention value if our stock price falls below the exercise price). During 2014, we granted shares of restricted stock to Messrs. Parkinson and Chisholm for 2013 performance, and we granted 6,500 shares of restricted stock to Mr. Crabb in connection with his commencement of employment, which will vest in equal one-third increments on each of the first three anniversaries of the grant date (see the “Grants of Plan-Based Awards” table). In January 2015, we granted restricted stock to executive officers except our Chairman and Chief Executive Officer, which will vest on or before March 15, 2016 if the Company achieves its adjusted EBITDA target.

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Stock Option Awards. The value received by a stock option is based on the growth of our stock price, thereby creating and enhancing incentives to increase our stock price and maximize stockholder value. During 2014, we granted 7,500 stock options to Mr. Crabb in connection with his commencement of employment, which will vest in equal one-third increments on each of the first three anniversaries of the grant date (see the “Grants of Plan-Based Awards” table below for more information). In January 2015, we granted stock options to executive officers except our Chairman and Chief Executive Officer, which will vest one-third each year on the anniversary of the grant date.

In determining the number of applicable shares and the vesting schedule of restricted stock and stock options granted to named executive officers and other employees, the Compensation Committee generally takes into account the individual’s position, tenure with the Company, scope of responsibility, value of stock options in relation to the other elements of the individual’s total compensation and, where applicable, the need to attract and retain the individual for his or her current position. All stock option grants have an exercise price of at least fair market value on the date of grant. All equity awards to named executive officers are required to be approved by the Compensation Committee.
Health, Welfare, and Retirement Plans. We offer all eligible employees, including the named executive officers, a health and welfare benefits package which includes coverage for medical, dental, vision, disability, life, accidental death and dismemberment, and employee assistance. The named executive officers participate in these benefit arrangements on the same basis as all eligible employees.
We design our employee benefits package to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits package as needed based upon regular monitoring of applicable laws and practices and the competitive market.
We maintain a defined contribution plan, intended to qualify under Section 401(k) of the Internal Revenue Code, which is available to all employees, including our named executive officers, to assist them in saving for retirement. Under this plan, a participant may contribute a percentage of their salary on a pre-tax basis up to the

IRS maximum through payroll deductions. The plan permits catch-up contributions on a pre-tax basis for employees at least 50 years old up the IRS maximum, and Roth deferrals on a post-tax basis.
Severance and Transition Arrangements and Change-in-Control Payments

We previously entered into employment agreements with Messrs. Johnsrud, Heckmann and Chisholm that contain provisions that provide for certain severance and change-in-control benefits, which are discussed in more detail in the “Executive Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control” sections below. We believe these employment agreements provide severance and change-in-control protection in a manner consistent and competitive with common practice in the marketplace.
Our outlook with respect to these change-in-control provisions is that they are appropriate because they make it easier for the executives to focus on the best interests of our Company and stockholders rather than the personal implications in the event our Company faces the possibility of a change-in-control. These provisions were designed to:

•	Be consistent and competitive with current market practices

•	Afford reasonable protection without creating any undue windfall

•	Enhance the Company’s ability to retain key employees during critical but uncertain times

•	Enhance an acquirer’s potential interest in retaining key executives
Severance payments are only made under the employment agreements if the named executive officer executes a full general release of claims in favor of the Company. We believe that these severance and change-in-control payment provisions in our executive employment agreements are necessary in order for us to provide competitive compensation and benefits within our industry. They encourage our named executive officers to remain in our employ, while also protecting the interests of the Company and its stockholders in certain circumstances of a key executive’s separation from employment.
Effective as of our annual stockholders meeting held May 6, 2014, Mr. Heckmann retired from his position of Executive Chairman and Mr. Johnsrud began serving as Chairman of the Board. In connection with Mr. Heckmann’s retirement and Mr. Johnsrud’s appointment as Chairman of the Board, the position of Executive Chairman was eliminated and, pursuant to the terms of his existing employment agreement, Mr. Heckmann was entitled to 12 months of severance payments and COBRA coverage. Mr. Heckmann declined the COBRA coverage.
On and effective as of November 2, 2014, Mr. Parkinson resigned from his position as Executive Vice President and Chief Financial Officer of the Company. Mr. Parkinson did not have an employment agreement with the Company. Mr. Parkinson agreed to remain an employee of the Company through March 31, 2015 to assist with an orderly transition of his duties. During the transition period, Mr. Parkinson is paid cash compensation in an amount equal to his previous base salary rate and continues to participate in the

EXECUTIVE COMPENSATION

Company’s health benefit plan. As partial consideration for execution of a mutual release and non-disclosure agreement with the Company, Mr. Parkinson received accelerated vesting of 15,000 unvested restricted shares granted September 10, 2012 and scheduled to vest September 10, 2015 and 25,000 unvested restricted stock units granted March 12, 2014 and scheduled to vest on January 15, 2015. The remaining restricted stock shares and restricted stock units not yet vested will be forfeited effective March 31, 2015 pursuant to the terms of the Plan and the applicable grant agreements.
Effective January 5, 2015, Mr. Heinlein joined the company as Executive Vice President and Chief Financial Officer of the Company, and Mr. Chisholm, Interim Chief Financial Officer and Chief Accounting Officer, resigned as an officer of the Company. Mr. Chisholm remained an employee of the Company through January 30, 2015 in order to assist with an orderly transition of his duties. Mr. Chisholm received a payment equal to 7 months of his then current base salary and accelerated vesting of his unvested restricted stock units granted March 12, 2014 in connection with his resignation (in lieu of 12 months base salary, 10% guaranteed bonus and accelerated vesting of his equity awards as provided by the terms of his employee agreement).
Assessment of Risk

The Compensation Committee considers and assesses risk when reviewing and approving executive compensation, including when it approved our executive compensation program and as reflected in our 2014 compensation actions. After assessing the possible risks, the Compensation Committee has concluded that the current executive compensation programs, reflected in our 2014 compensation actions, do not encourage inappropriate or excessive risk-taking and do not create the likelihood of a material adverse impact on the Company. In making its determination, the Compensation Committee considered the structure of our compensation plans, including the use of base salaries, short-term incentives and long-term incentive awards.
Tax and Accounting Information

Section 162(m) of the Internal Revenue Code, and regulations adopted thereunder, place limits on deductibility of compensation in excess of $1.0 million paid in any one year to certain of our named executive officers, unless this compensation qualifies as “performance based” as determined under regulations of the U.S. Treasury Department. The non-performance based compensation paid in cash and restricted stock units to each of our named executive officers did not exceed the $1.0 million limit per officer in 2014.
Our equity compensation plan is designed so that full value awards which vest solely based on performance may be performance-based compensation and deductible under Section 162(m). Stock options granted at or above market value will also be performance-based compensation and deductible under Section 162(m). However, full value awards which vest based on time will not be qualified as performance-based and may not be deductible.
Although it considers the tax implications of its compensation decisions, the Compensation Committee believes its primary focus should be to attract, retain, and motivate high-caliber executives and to align the executives’ interests with those of our stockholders. Thus, while in the course of structuring our compensation policies the Compensation Committee considers ways to maintain the tax deductibility of the compensation for named executive officers. The Compensation Committee intends to retain the necessary discretion to compensate executives in a manner in keeping with overall compensation goals and strategies, and may choose to provide compensation which may not be deductible by reason of Section 162(m).
In addition, the Compensation Committee has considered and will continue to consider the impact of the requirement under FASB ASC Topic 718 that we record in our financial statements the expense incurred when stock options are granted to employees. In addition, the Compensation Committee will examine the tax impact on employees and the potential tax deductions to the Company with respect to the exercise of stock option grants. We do not pay or reimburse any named executive officers for any taxes due upon exercise of a stock option or upon the vesting of a restricted stock award.

EXECUTIVE COMPENSATION

2014 Summary Compensation Table

The following table summarizes the compensation during the last three fiscal years (as applicable) to the Company’s named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (2)	All Other Compensation ($)		Total ($)
Mark D. Johnsrud Chairman of the Board and Chief Executive Officer	2014	702,692	-		-		-	37,113	(3)	739,805
	2013	702,692	-		-		-	23,399		726,091
	2012	58,333	-		-		-	-		58,333
Joseph M. Crabb (4) Executive Vice President, Chief Legal Officer and Corporate Secretary	2014	289,231	88,000	(5)	105,495		67,628	17,683	(6)	568,037

Richard J. Heckmann Former Executive Chairman	2014	304,231	-		-		-	404,427	(7)	708,658
	2013	702,692	-		-		-	12,435		715,127
	2012	511,538	-		-		-	-		511,538
Jay C. Parkinson Former Executive Vice President and Chief Financial Officer	2014	451,731	-		1,164,750	(8)	-	28,659	(9)	1,645,140
	2013	402,885	75,000		-		-	18,377		496,262
	2012	120,000	300,000		798,000		648,000	-		1,866,000
W. Christopher Chisholm Former Executive Vice President, Chief Accounting Officer and Interim Chief Financial Officer	2014	301,154	-		232,764	(8)	-	18,133	(10)	552,051
	2013	252,308	100,000		-		-	16,822		369,130
	2012	250,000	62,500		-		-	-		312,500

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(1)
The amounts reported in this column represent the aggregate grant date fair value of awards of the restricted stock awards or units granted to the named executive officers in each covered fiscal year and do not reflect whether the recipient has actually realized a financial benefit from the award. The assumptions used in the calculations of these amounts are included in Note 13 to our Consolidated Financial Statements contained in our Annual Report.

(2)
The amount reported in this column reflects the aggregate grant date fair value of stock options, in accordance with Topic 718, and do not reflect compensation actually realized by our named executive officers. These stock options vest ratably on an annual basis over three years provided that the option recipient continues to be employed by us on such dates. Additional information regarding the assumptions used to estimate the fair value of the stock option awards is included in Note 13 to the Consolidated Financial Statements contained in our Annual Report.

(3)
The amount reported in this column for fiscal 2014 represents $11,994 in medical premiums, $445 in dental premiums, $11 in vision premiums, and $1,808 in disability premiums and $117 in life insurance premiums. This amount also includes $10,500 contributed on a matching basis pursuant to the terms of the Section 401(k) plan, and $12,238 for personal use of company aircraft.

(4)	Reflects employment commencement date of April 18, 2014.

(5)	The amount reported in this column for fiscal 2014 represents a $88,000 bonus payment, to be paid following the closing of the TFI Divestiture.

(6)
The amount reported in this column for fiscal 2014 represents $5,997 in medical premiums, $223 in dental premiums, and $904 in disability premiums and $58 in life insurance premiums. This amount also includes $3,310 for the reimbursement of COBRA expenses to cover his waiting period for benefits and $7,191 contributed on a matching basis pursuant to the terms of the Section 401(k) plan.

(7)
The amount reported in this column for fiscal 2014 represents $14,997 in medical premiums, $186 in dental premiums, $5 in vision premiums, and $753 in disability premiums and $24 in life insurance premiums. This amount also includes $398,462 in post-employment payments pursuant to Mr. Heckmann's Employment Agreement. See Severance and Transition Arrangements and Change-in-Control Payments section for details.

(8)
The amounts reported in this column for fiscal 2014 represents discretionary equity awards paid to Messrs. Parkinson and Chisholm in lieu of a cash bonus award for 2013 company performance. In connection with Mr. Parkinson’s departure, Mr. Parkinson was entitled to accelerate vesting of a portion of his outstanding RSU award, and the remaining restricted stock units will be forfeited pursuant to the terms of the Plan and the grant agreement. In connection with Mr. Chisholm’s departure, Mr. Chisholm was entitled to accelerated vesting of his outstanding unvested RSU award. See Severance and Transition Arrangements and Change-in-Control Payments section for details.

(9)
The amount reported in this column for fiscal 2014 represents $11,994 in medical premiums, $445 in dental premiums, $11 in vision premiums, and $1,808 in disability premiums and $117 in life insurance premiums. This amount also includes $9,865 contributed on a matching basis pursuant to the terms of the Section 401(k) plan, and $4,419 for personal use of company aircraft.

(10)
The amount reported in this column for fiscal 2014 represents $11,994 in medical premiums, $445 in dental premiums, and $1,808 in disability premiums and $117 in life insurance premiums. This amount also includes $3,769 contributed on a matching basis pursuant to the terms of the Section 401(k) plan.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2014

The following table sets forth certain information regarding grants of plan-based awards during 2014 to our named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Mark D. Johnsrud	—	—		—	—	—
Joseph M. Crabb (2)	May 6, 2014	6,500		7,500	$16.23	$173,123
Richard J. Heckmann	—	—		—	—	—
Jay C. Parkinson	March 12, 2014	75,000	(3)	—	—	—
W. Christopher Chisholm	March 12, 2014	14,988	(3)	—	—	—

___________________

(1)
The dollar amount reflected in this column for the restricted stock and option awards is equal to the aggregate grant date fair value of such award computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the grant date fair value of these awards, please see the discussion of equity awards contained in Note 13 to the Company’s Consolidated Financial Statements included as part of the Company’s Annual Report.

(2)
Mr. Crabb received an award of restricted stock units and a stock option award in 2014 in connection with his commencement of employment with the Company on April 18, 2014. His option award was granted with an exercise price at fair market value as of the close of trading on the NYSE on March 6, 2014, which was the date of grant. Both grants were awarded under the Equity Incentive Plan and vest in equal one-third increments on each of the first three anniversaries of the grant date, subject to his continued employment on each vesting date.

(3)
Messrs. Parkinson and Chisholm received awards of restricted stock units in 2014 for 2013 Company performance, awarded under the Equity Incentive Plan. The awards were scheduled to vest in equal one-third increments on each of the first three anniversaries of the grant date, subject to continued employment on such vesting date. Please see Severance and Transition Arrangements and Change-in-Control Payments section for details on the vesting of these awards.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2014 Fiscal Year End

The following table discloses certain information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2014. All of these awards were granted under our Equity Incentive Plan. Some values contained in the table below have not been, and may never be, realized. The options might never be exercised and the value, if any, will depend on the share price on the exercise date.

		Option Awards					Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mark D. Johnsrud	—	—	—		—	—	—		—
Joseph M. Crabb	May 6, 2014	—	7,500	(1)	$16.23	May 6, 2024	6,500	(1)	$36,075
Richard J. Heckmann	—	—	—		—	—	—		—
Jay C. Parkinson	March 12, 2014	—	—			—	50,000	(2)	$277,500
	Sep 10, 2012	22,500	7,500	(3)	$39.90	Sept 10, 2022	5,000	(3)	$27,750
W. Christopher Chisholm	March 12, 2014	—	—			-	14,988	(4)	$83,183
	Nov 11, 2011	15,000	—		$64.30	Nov 15, 2021	—		—
______________________

(1)	Assuming continued employment with the Company, one-third of the granted units and options will vest on the anniversary date of the grant for each of the succeeding three years.

(2)
Represents unvested restricted stock units that will be forfeited effective March 31, 2015, pursuant to the terms of the Plan and the grant agreement. See Severance and Transition Arrangements and Change-in-Control Payments section for the details on the vesting of these awards.

(3)	Assuming continued employment with the Company, one-third of options vests on the one year anniversary, then one thirty-sixth for the following 24 months.

(4)
Represents unvested restricted stock awards that will be forfeited effective March 31, 2015, pursuant to the terms of the Plan and the grant agreement. See Severance and Transition Arrangements and Change-in-Control Payments section for the details on the vesting of these awards.

(5)
All restricted stock units vested on January 31, 2015 in connection with Mr. Chisholm's departure. See Severance and Transition Arrangements and Change-in-Control Payments section for the details on the vesting of these awards.

EXECUTIVE COMPENSATION

Option Exercises and Stock Vesting Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Mark D. Johnsrud	—	—	—		—
Joseph M. Crabb	—	—	—		—
Richard J. Heckmann	—	—	—		—
Jay C. Parkinson	—	—	40,000	(2)	324,400
W. Christopher Chisholm	—	—	15,000		131,700
_________________

(1)	Represents the market value of the stock on the vesting date, multiplied by the number of shares that vested.

(2)
In connection with his resignation, Mr. Parkinson received accelerated vesting of 25,000 restricted stock units granted March 12, 2014, and 15,000 resticted stock awards granted September 10, 2012. The remaining unvested 50,000 restricted stock units and 5,000 restricted stock awards will be forfeited effective March 31, 2015 pursuant to the terms of the Plan and the grant agreement. See Severance and Transition Arrangements and Change-in-Control Payments section for the details on the vesting of these awards.

Executive Employment Agreements

On November 9, 2011, we entered into an employment agreement with Mr. Chisholm that provided for the terms and conditions of his employment, including certain compensation and benefits arrangements, and with certain payments and benefits in the event his employment is terminated by us other than for cause or if he resigns with good reason. The employment agreement with Mr. Chisholm terminated at the end of the three-year term on November 9, 2014, as noted in the Severance and Transition Arrangements and Change-in-Control Payments section above.
On November 30, 2012, we entered into employment agreements with Messrs. Johnsrud and Heckmann that provided for the terms and conditions of their employment including certain compensation and benefit arrangements, and each with certain payments and benefits in the event the executive’s employment is terminated by us other than for cause or if the executive resigns with good reason. Due to Mr. Heckmann’s retirement effective May 6, 2014, his employment agreement is no longer in force.
The employment agreement with Mr. Johnsrud has a three-year term. After the initial three-year term, on each yearly anniversary thereafter, the employment agreement with Mr. Johnsrud will extend for an additional year unless Mr. Johnsrud or the Company gives notice at least 30 days prior to the end of the term that either party does not wish to extend the term.
Pursuant to his respective employment agreement, Mr. Johnsrud has an annual salary of $700,000, subject to annual review by the Compensation Committee. The employment agreement for Mr. Johnsrud provides him an opportunity to receive an annual incentive bonus, in accordance with the achievement of performance objective determined each year by the Compensation Committee, in a discretionary amount to be determined by the Compensation Committee and not tied to a specific percentage of annual salary in the employment agreements. His agreement also provides for health and vacation benefits, and contemplates that he will be eligible for future equity or other incentive awards. Mr. Johnsrud has declined any salary increases, equity awards or cash bonuses since his employment agreement became effective in November 2012.

In 2015, the Company intends to recommend that the Compensation Committee consider employment agreements for Messrs. Crabb and Heinlein, who joined the company in April 2014 and January 2015, respectively.

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change-in-Control

The table below shows the estimated payments and benefits that will be made to Mr. Johnsrud under various scenarios related to a termination of employment, including termination in connection with a change-in-control of the Company. The table assumes that such termination occurred on December 31, 2014. The actual amounts that would be paid to Mr. Johnsrud can only be determined at the time of an actual termination of employment and may vary from those set forth below. The assumptions that we used in creating the table are set forth directly below.
Mr. Crabb does not currently have an employment agreement and, therefore, does not have any current potential payments for termination or change in control. As noted in the Severance and Transition Arrangements and Change-in-Control Payments section above, the employment agreement with Mr. Chisholm terminated at the end of the three-year term on November 9, 2014 and as such was not in effect as of December 31, 2014.

Mark D. Johnsrud	Termination without Cause or for Good Reason	Termination Following Change in Control	Disability	Death
Severance Payments (1)	$700,000	$2,030,000	$700,000	$700,000
Bonus (2)	—	—	—	—
Benefits (3)	18,981	37,454	18,981	7,998
Stock Awards (4)	—	—	—	—
Total	$718,981	$2,067,454	$718,981	$707,998

(1)	Represents 12 months of base pay if terminated without a change-in-control and 2.9 times the annual salary with a change-in-control.

(2)	Represents discretionary bonus earned through termination date. For change-in-control, represents 2.9 times the discretionary bonus earned through termination date.

(3)
Represents 12 months medical, dental and vision insurance premiums. For a change-in-control, represents 24 months of coverage. If separation is the result of death, medical, dental and vision will be paid for the Executives’ spouse and/or children.

(4)	Represents all outstanding stock options and unvested restricted stock, which become fully vested and exercisable upon a change-in-control or the executive’s death or disability.

Total amounts payable upon a change-in-control for Mr. Johnsrud may be reduced to the extent necessary so that the amount payable is not subject to excise tax under Section 4999 of the Internal Revenue Code.
Termination without Cause or Resignation for Good Reason. Mr. Johnsrud’s employment agreement provides for the following payments and benefits:

•	Payment of an amount equal to his highest annual rate of base salary over the most recent twelve months in installments over a period of 12 months

•	Payment of a pro-rata portion of the annual bonus he would have otherwise earned at the same time as bonuses are paid to continuing employees

•	Reimbursement for health premiums payable for COBRA continuation coverage for a period of up to 12 months

•	Full vesting of all outstanding equity awards, other than those awards intended to constitute “qualified performance-based compensation”
Change-in-Control. Mr. Johnsrud’s employment agreement provides for the following payments and benefits, in lieu of those described above, following a termination without cause or resignation for good reason, in connection with a change-in-control of the Company (which generally means a termination within one year after a change-in-control):

•	Lump-sum payment of an amount equal to 2.9 times the sum of his annual base salary in effect on the termination date (or in effect immediately prior to the change-in-control, if higher)

•	Payment of 2.9 times his annual discretionary bonus for the year immediately prior to the year in which the change-in-control occurs

•	Reimbursement for health premiums for COBRA continuation coverage or an individual health care plan for a period of up to 24 months

•	Full vesting of all outstanding equity awards
Death or Disability. If Mr. Johnsrud’s employment terminates due to death or disability, his employment agreement entitles him to receive the same severance payments described above for a non-change-in-control related termination by the Company without cause. In order to receive the severance payments and benefits described above, Mr. Johnsrud is required to execute a full general release of claims in favor of the Company.
Cause and Good Reason Defined. For purposes of the employment agreement, “cause” is generally deemed to exist if the executive, at any time: commits a material breach of his employment agreement, is guilty of gross negligence, recklessness or willful misconduct in connection with or affecting the business or affairs of the Company, engages in material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company, or is convicted of, or pleads no contest to, a felony criminal offense.
For purposes of the employment agreement, “good reason” generally means a material reduction in base salary, a material reduction in an executive’s authority, duties, and executive responsibilities with the Company, a material change in geographic locations(s) at which the executive must perform services or in the location of the Company’s principal office at which the executive renders services, excluding required business travel or a material breach of his employment agreement by the Company. “Good reason” also means a change in direct reporting to anyone other than the Board of Directors of the Company.

2014 DIRECTOR COMPENSATION

2014 DIRECTOR COMPENSATION
Background, Fees and Awards

Directors of publicly traded companies have substantial responsibilities and time commitments, and there is a competitive market for highly qualified and experienced directors. As such, the Compensation Committee seeks to provide appropriate compensation to directors taking into account these factors.
Based on a review of our historical practices and a general review of market-competitive practices, our Compensation Committee determined in 2013 (and continued the practice into 2014) that the annual retainer for all non-executive members of the Board will be $25,000 per annum, paid in cash in two equal installment, and $75,000 per annum in the form of restricted stock under our Equity Incentive Plan. These restricted stock awards vest in equal one-half increments on each of the two anniversaries following the grant date.
In addition, members of the Board serving on the Audit Committee receive a cash amount of $1,000 per Audit Committee session attended, with the chairperson receiving an additional $1,000 per session. Directors are also reimbursed for their out-of-pocket expenses incurred in traveling to a Board meeting.
2014 Board Compensation Table

The following table provides information on the compensation of the members of our Board (who are not also our employees) during 2014. The compensation paid to Mr. Johnsrud, who is also an employee, is presented above in the Summary Compensation Table and the related tables. Mr. Johnsrud did not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
William M. Austin	$5,167	$12,505	$17,672
Edward A. Barkett	$28,000	$75,000	$103,000
Tod C. Holmes	$11,417	$31,252	$42,669
R. Dan Nelson	$25,000	$75,000	$100,000
Alfred E. Osborne, Jr.	$33,000	$75,000	$108,000
J. Danforth Quayle	$25,000	$75,000	$100,000
Robert B. Simonds, Jr.	$25,000	$75,000	$100,000

(1)
Directors who are members of our Audit Committee receive $1,000 in fees per meeting attended, and our Chairperson of the Audit Committee (Dr. Osborne) receives an additional $1,000 in fees per meeting attended.

(2)
Each of our non-employee directors, other than Mr. Holmes and Mr. Austin, received an award of 9,470 restricted shares in 2014 that vest in equal one-half increments on each of the first two anniversaries of the grant date. Mr. Holmes and Mr. Austin received 3,946 and 1,579 restricted shares, respectively, which reflect a pro-rated amount for serving less than the full year in 2014. Their restricted shares also vest in equal one-half increments on each of the first two anniversaries of the grant date. The dollar amount reflected above is equal to the aggregate grant date fair value of the restricted shares ($7.92, as of November 13, 2014) computed in accordance with FASB ASC Topic 718. For a discussion of the methodologies used to calculate the grant date fair value of these awards, please see the discussion of equity awards contained in Note 11 to the Company’s Consolidated Financial Statements included as part of the Company’s Annual Report filed with the SEC.

2014 DIRECTOR COMPENSATION

The following table provides information on the stock options and unvested restricted stock held by our non-employee directors held as of March 13, 2015.

Name	Number of awards (1)
William M. Austin	1,579
Edward A. Barkett	11,942
Tod C. Holmes	3,946
R. Dan Nelson	11,942
Alfred E. Osborne, Jr.	11,942
J. Danforth Quayle	11,942
Robert B. Simonds, Jr.	61,942
____________________________________________________________________________________________________________

(1)	All awards consist of restricted stock except for the 50,000 stock options granted to Mr. Simonds in 2010.

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and was appropriate for incorporation by reference into the Annual Report, filed with the SEC.

Compensation Committee

/s/ J. Danforth Quayle
J. Danforth Quayle Compensation Committee Chairperson

/s/ R. Dan Nelson
R. Dan Nelson

/s/ Robert B. Simonds, Jr.
Robert B. Simonds, Jr.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of four non-employee directors—Messrs. Osborne (Chair), Barkett, Holmes and Austin—and operates under a written charter, adopted by the Board, which is posted on the “Governance” section of the Company’s website at www.nuverra.com. We believe the charter is in compliance with SEC regulations and NYSE rules.
The primary purposes of the Audit Committee are to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s independent registered public accounting firm and internal audit function. The independent registered public accounting firm reports directly to the Audit Committee.
Management has the primary responsibility for the preparation of the Company’s financial statements and the internal financial controls and reporting process. The Company’s management has represented to the Audit Committee that the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2014 were prepared in accordance with generally accepted accounting principles in the United States. The Company’s independent registered public accounting firm is responsible for auditing these Consolidated Financial Statements. In the performance of its oversight function, the Audit Committee reviewed and discussed the audited Consolidated Financial Statements with management and the independent registered public accounting firm. The Audit Committee discussed with management the critical accounting policies and estimates applied by the Company in the preparation of its Consolidated Financial Statements. The Audit Committee also discussed with the Company’s management the process for certifications by the Chief Executive Officer and Chief Financial Officer with respect to such financial statements as well as management’s assessment of internal control over financial reporting as of December 31, 2014. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and discussed with such firm its independence. The Audit Committee also evaluated whether the independent registered public accounting firm’s provision of tax services to the Company was compatible with the registered public accounting firm’s independence and determined it was compatible.
The Board has determined that Messrs. Osborne (Chair), Barkett, Holmes and Austin meet the independence requirements of Rule 10A-3(b)(1) of the Exchange Act and applicable NYSE independence rules.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited Consolidated Financial Statements be included in Nuverra Environmental Solutions, Inc.’s Annual Report for filing with the SEC.
The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, and has asked the stockholders to ratify the selection.

Audit Committee

/s/ Dr. Alfred E. Osborne, Jr.
Dr. Alfred E. Osborne, Jr.
Audit Committee Chairperson

/s/ William M. Austin
William M. Austin

/s/ Edward A. Barkett
Edward A. Barkett

/s/ Tod C. Holmes
Tod C. Holmes

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

STOCKHOLDERS’ PROPOSALS FOR THE 2016 ANNUAL MEETING AND OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during 2014 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except as follows.  Due to an administrative oversight, the Company failed to file initial statements of beneficial ownership on Form 3 on behalf of Messrs. Austin, Holmes and Nelson until late 2014 and early 2015.  None of the directors beneficially owned any shares at the time the applicable Form 3 should have been filed, and all subsequent transactions were reported on Form 4 for each of these directors.  In addition, due to delays in obtaining required EDGAR filer codes, on January 6, 2014 the Company filed a late Form 4 on behalf of Mr. Nelson reflecting his purchase of 1,040 shares of Common Stock on December 11, 2013.
STOCKHOLDERS’ PROPOSALS FOR THE 2016 ANNUAL MEETING
Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2016 annual meeting of stockholders must be received at our principal executive offices not later than November 27, 2015, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.
Our Bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2016 Annual Meeting, must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2015 annual meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Bylaws must be received no earlier than the close of business on January 6, 2016 and no later than the close of business on February 5, 2016.
In addition, Bylaws provide certain requirements that must be met for business to be properly brought before an annual meeting of stockholders. Pursuant to our Bylaws, only business brought before the 2016 annual meeting in accordance with the following procedures may be transacted. Business may be brought before an annual meeting of stockholders only (1) if specified in the notice of meeting by or at the direction of the Board or (2) by a stockholder who is a stockholder of record at the time of the giving of the required notice described below, who is entitled to vote at the meeting, and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice of such business in proper written form to our Corporate Secretary.
Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days prior to or more than 60 days after the anniversary of the prior year’s annual meeting, notice by a stockholder for the current year’s annual meeting must be delivered (A) not earlier than the close of business on the 120th calendar day prior to such annual meeting nor (B) later than the close of business on the 10th calendar day following the earlier of (1) the day on which notice of the meeting was mailed or (2) the day on which we first publicly announce the date of such meeting.
To be in proper written form, our Bylaws provide that a stockholder’s notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) with respect to the proposal, (iv) any derivative positions with respect to shares of the Company’s capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company’s capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to mitigate loss, manage risk or benefit share price changes, or increase or decrease the voting power of such stockholder with respect to shares of the Company’s capital stock, (v) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business at the annual meeting, (vi) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal, and (vii) any other information relating

STOCKHOLDERS’ PROPOSALS FOR THE 2016 ANNUAL MEETING AND OTHER MATTERS

to such stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.
In addition, the stockholder’s notice to our Corporate Secretary with respect to any other business (other than the nomination of persons for the election of directors) must set forth (i) a brief description of the business desired to be brought before the annual meeting (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) the reasons for conducting such business at the annual meeting, and (iv) any material interest in such business of such stockholder.
Stockholders should submit their proposals to Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, Attention: Corporate Secretary.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding the Company’s common stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding”. Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, Annual Report, or Proxy Statement mailed to you, please submit a request to Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, Attention: Investor Relations or contact the Company at (602) 903-7802, and we will promptly send you what you have requested without charge. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxies will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting Discretionary authority for them to do so is contained in the proxy.
Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from the Company by contacting the Company by mail at Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, or by phone at (602) 903-7802. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 30, 2015.
Whether you intend to attend the live webcast of the Annual Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors,

Mark D. Johnsrud
Chairman and Chief Executive Officer

*** Exercise Your *Right* to Vote ***

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 13, 2015
Date: May 5, 2015 **Time:** 9:00 AM PT
Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/NES2015

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/NES2015 and be sure to have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page).

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT   SHAREHOLDER LETTER

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 21, 2015 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

During The Meeting:

Go to *www.virtualshareholdermeeting.com/NES2015*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

   Nominees:

   01) Mark D. Johnsrud
   02) J. Danforth Quayle
   03) William M. Austin
   04) R. Dan Nelson

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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